Exhibit 10.15

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

CLEARING AGREEMENT

(OMNIBUS—FULL SERVICE)

THIS CLEARING AGREEMENT (the “Agreement”) is made as of this 31st day of December, 2015 (“Effective Date”), by and between Charles Schwab & Co., Inc., a California corporation (“Schwab”) and APEX Clearing Corporation a New York corporation (“Correspondent”).

1. Clearing Accounts. During the term of this Agreement, Schwab will carry, for purposes of clearing transactions in open-end investment company shares, or shares of a series or class thereof (hereinafter referred to as “mutual funds” or a “Fund”), one or more brokerage clearing accounts, which may contain multiple sub-accounts, of Correspondent (the “Clearing Accounts”) on an omnibus or other basis on behalf of Correspondent’s customers, as defined in Rule 15c3-3(a)(l) of the Securities Exchange Act of 1934 (the “1934 Act”), including the customers of introducing brokers clearing through Correspondent on a fully disclosed basis (“Initial Correspondents”) (collectively, “Customers”). References herein to Clearing Accounts shall be deemed to include the Customer sub-accounts (hereinafter, “Customer Sub-Accounts”).

2. Services to be Performed by Schwab. During the Term of this Agreement, Schwab will execute and clear mutual fund transactions for the Clearing Accounts, based on instructions received from Correspondent or its authorized persons, and perform the following services (the “Services) in accordance with the terms and conditions stated below.

(a) Execute transactions in the Clearing Accounts in accordance with the terms and conditions of this Agreement and Schwab’s operating procedures as set forth in Exhibit A of this Agreement (the “Clearing Procedures”), which Clearing Procedures may be amended from time to time upon prior written notice to and written consent of Correspondent, which consent shall not be unreasonably withheld;

(b) Prepare and give Correspondent transactional files as set forth in Exhibit E hereto. Such files may be provided by electronic transmission, or another mutually agreed upon method should electronic transmission be unavailable;

(c) Perform cashiering functions for Clearing Accounts, including crediting and debiting mutual fund shares purchased and redeemed, and making payment and receiving payment therefor;

(d) Maintain custodial control and safekeeping of mutual fund shares; provided, however, that Schwab shall not be responsible for any mutual fund shares transferred by Correspondent to Schwab unless Schwab receives appropriate notification of such transfer and such shares are transferred to an account maintained by Schwab with the mutual fund and registered in Schwab’s name for the benefit of its customers;

(e) Collect and promptly pay distributions, including capital gains distributions and dividends, required in connection with holding mutual fund shares in custodial control in the Clearing Accounts;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(f) Reconcile the mutual fund shares in the Clearing Accounts with Schwab’s positions maintained at the mutual funds;

(g) Maintain books and records of all transactions executed or cleared through Schwab, as required of Schwab by applicable law, rule, or regulation, or as otherwise may be required herein;

(h) Provide to Correspondent any documents, records, data and other information in Schwab’s possession as may be reasonably necessary for Correspondent’s proper performance and supervision of its duties under Section 5 of this Agreement;

(i) Promptly furnish to Correspondent, and to the extent required by applicable law, rules and regulations, furnish promptly to Correspondent’s designated examining authority or its appropriate regulatory agency or authority (“Regulatory Authority”), if any, any written complaint or other written communication received by Schwab from a Customer regarding Correspondent and the duties and responsibilities of Schwab in connection with this Agreement. In connection with the foregoing, Schwab will notify the complaining Customer, in writing, that it has received the complaint and such complaint has been furnished to the Correspondent and its designated examining authority or its appropriate regulatory agency or authority, if any; and

(j) If required by any Regulatory Authority or securities exchange with jurisdiction over Schwab, Schwab will submit this Agreement after execution by the parties to the appropriate Regulatory Authority or exchange for its review and approval as required by the rules and regulations of such Regulatory Authority or exchange. Any amendments to this Agreement shall also be submitted to the appropriate Regulatory Authority or exchange for review and approval if and as required. Schwab agrees to notify Correspondent upon receipt by Schwab of any approval letter from the Regulatory Authority or exchange.

3. Acceptance and Execution of Transactions; Reliance on Communications.

(a) Schwab may, without prior notice, (i) refuse to open any account for Correspondent; (ii) refuse to execute any order (based upon rejection of the order by the Fund, the transfer agent to the Fund, or the underwriter for the Fund or by Schwab as specified in Section 4 of Exhibit A); or (iii) reject a transfer of mutual fund shares to any account at Schwab. Such action or inaction shall have a reasonable basis, and Schwab shall promptly notify Correspondent of such action or inaction and the reason(s) therefor.

(b) Correspondent shall be responsible for the accuracy of the content of orders or other instructions it or its authorized person transmits to Schwab and for any errors in such orders or other instructions. Schwab shall be responsible for the correction of any separate and additional errors it might make in connection with the further transmission and execution of such instructions after their receipt from Correspondent. Schwab shall be entitled to rely on any communications or instructions that it reasonably believes were provided to it by Correspondent or its authorized persons as accurate without obligation of further inquiry. The parties acknowledge that while instructions will generally be transmitted between the parties in file transmissions, as further described in the following paragraph, instructions may also be provided by either party’s authorized persons.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(i) File Transmissions: Any instructions transmitted by file between the parties shall be as set forth on Exhibit E hereto, in a file format reasonably acceptable to both parties. Any changes or additions to file content, file transmission times or destinations will be agreed upon in writing by the parties, and will be effected as soon as reasonably practicable following such agreement. Files will be transmitted through a security protocol both parties agree to be a commercially reasonably method of transmitting files.

(ii) Correspondent agrees to provide to Schwab in writing a list of persons that Correspondent has authorized to establish, maintain and provide instructions with respect to the Clearing Accounts as well as any supporting documentation of such authority reasonably required by Schwab. This written list of authorized persons shall be provided to Schwab in a format substantially similar to Exhibit G hereto. Correspondent will notify Schwab in writing of any modifications to the list of authorized persons when applicable.

(c) Schwab may record telephone calls with Correspondent’s employees and other authorized persons without providing further notice to Correspondent or its employees that such calls are being recorded, consistent with industry standard practices between like parties, and Schwab acknowledges that Correspondent may also record telephone calls with Schwab’s authorized representatives without further notice that such calls are being recorded. By signing this Agreement, each party consents to any such recording of telephone calls and agrees to notify its employees of the foregoing.

4. Services for Which Schwab is Not Responsible. Schwab shall be responsible for performing only those Services it has specifically agreed in writing to perform. Among others, Schwab will not provide the following Services:

(a) Extend margin credit by or through the Clearing Accounts;

(b) Execute or clear any transaction not involving mutual fund shares;

(c) Prepare, maintain, or update any records of Correspondent, including but not limited to, payroll records, financial statements, regulatory reports or any analyses thereof;

(d) Prepare or issue checks in payment of Correspondent’s expenses;

(e) Supervise Correspondent or its officers, registered representatives, employees, or agents, or be responsible for determining the suitability or appropriateness of any transaction, investment strategy, or pattern of trading activity undertaken in any Clearing Account or any account of a Customer at Correspondent;

(f) Prepare or file any reports required to be filed by Correspondent with any Regulatory Authority to whose jurisdiction Correspondent is subject;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(g) Prepare reports or statements to Customers or others required by the Internal Revenue Code of 1986, as amended, or other federal or state statutes, rules or regulations in effect from time to time; and

(h) Reconcile the mutual fund shares in the accounts of Customers at Correspondent with the Clearing Accounts.

5. Duties of Correspondent.

(a) Customers shall be deemed to be customers of Correspondent for all purposes, including the Securities and Exchange Commission’s (“SEC”) financial responsibility rules adopted under the 1934 Act and the Securities Investor Protection Act, as amended, and regulations adopted thereunder. Schwab will not carry accounts at Schwab in the name of Customers. Correspondent will open accounts for Customers on the books and records of Correspondent, supervise its employees, principals, registered representatives and agents who provide services with respect to any of such Customer accounts, and maintain and supervise such Customer accounts and the transactions therein in accordance with all applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the rules and regulations of the SEC thereunder, including but not limited to Reg T margin requirements, and the rules and regulations of all self-regulatory organizations having jurisdiction over Correspondent, including but not limited to any applicable requirements relating to the suitability of investments by its Customers and maintenance of proprietary and customer accounts as set forth in FINRA Rule 4311, if and as applicable.

(b) Correspondent will provide to Schwab any documents, records, data and other information in Correspondent’s possession as may be reasonably necessary for Schwab’s proper performance and supervision of its duties under this Agreement. Information that Schwab acquires from such data or documents shall not be deemed to expand the duties or obligations of Schwab under this Agreement, absent an amendment to the Agreement.

(c) In the event Correspondent acts as an intermediary for an Initial Correspondent for the purpose of obtaining clearing services from Schwab, Correspondent shall notify Schwab of the existence of such arrangements and the identity of the Initial Correspondent. The name and CRD number, if applicable, of the Initial Correspondent shall be reflected on Exhibit F hereto, and Correspondent shall notify Schwab of any changes or additions to Exhibit F. Information that Schwab acquires from such data or documents shall not be deemed to expand the duties or obligations of Schwab under this Agreement absent an amendment to the Agreement.

(d) Correspondent will examine promptly all rejected transactions, confirmations, statements, and other files provided to Correspondent by Schwab under this Agreement detailing actions taken by Schwab as clearing broker for Correspondent. Correspondent will notify Schwab of any error or apparent error made by Schwab following receipt of any such confirmation, statement or file by the end of the next Business Day, as defined in Section 6(c) below.

(e) Correspondent will have sole responsibility for satisfying any and all applicable federal and state prospectus delivery, transaction confirmation, tax reporting and account statement requirements with respect to Customers. In addition, Correspondent shall be responsible for making arrangements with a proxy voting service acceptable to Schwab to facilitate the forwarding of proxy solicitation materials to Customers and to receive voting instructions from Customers.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(f) Correspondent will have responsibility for ensuring that each Customer that invests in a mutual fund satisfies the applicable terms or conditions for purchases and redemptions set forth in the prospectus of the Fund, or in accordance with instructions Schwab has otherwise received from a Fund and communicated to Correspondent. These terms include but are not limited to investment minimums, purchase or redemption fees and sales charges, and investment eligibility requirements. In addition, Correspondent will be responsible for monitoring trade activity and restricting purchases or exchanges by investors in accordance with any frequent trading policy established by a Fund. If Correspondent provides Schwab with reasonable written notice of a waiver by a fund of any term of the prospectus or other instruction provided by Schwab (a “Requested Waiver”), Schwab will use commercially reasonable efforts to process the Requested Waiver as soon as practicable after Schwab’s receipt of the Requested Waiver.

(g) Correspondent will provide its Customers with any disclosure required by applicable laws, rules or regulations.

(h) Correspondent will promptly forward to Schwab copies of any written complaint or other communication received from a Customer which specifically names Schwab or relates to Schwab’s activities. Nothing in this Section shall be construed to create any duty by Schwab to take any action with respect to a Customer’s complaint or to respond or make restitution to Customers, nor otherwise to impose on Schwab any duty or obligation with respect to any such complaint.

(i) Correspondent shall supply to Schwab information reasonably required by Schwab to conduct a due diligence review of Correspondent to determine the financial, operational, credit and reputational risk that this arrangement will have on Schwab, pursuant to FINRA Rule 43ll(b)(4). These materials may include, without limitation, any or all of the following:

(1) Its Form BD and any amendments thereto; and

(2) its audited financial statements; reports filed with the SEC on Forms 10-K, 10-Q and 8-K, as applicable; and any reports filed pursuant to Rule 17a-11 under the 1934 Act.

(j) Correspondent will notify Schwab of the entry of any order or decree issued by any Regulatory Authority with jurisdiction over Correspondent imposing on Correspondent a material monetary or non-monetary sanction related to its obligations under this Agreement, a suspension of or expulsion from membership, or a suspension or revocation of any registration or license relating to or affecting its obligations or services to be performed under this Agreement (such notice shall include, at a minimum, and to the extent permitted by applicable law, rule or regulation, a description of the applicable order or decree).

(k) Correspondent will provide promptly to Schwab upon request a report identifying all assets eligible for clearing by Schwab under this Agreement but that are not being cleared through Schwab at the time of the request.

(1) Correspondent agrees that it shall not assess fees or charges on investors that are prohibited by or inconsistent with applicable laws or regulations.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(m) Correspondent agrees to carry out the duties set forth in this Agreement with respect to Customers who are customers of Initial Correspondents and/or to include a provision in an agreement with the Initial Correspondent whereby the Initial Correspondent agrees to carry out the duties set forth in this Agreement with respect to such Customers. Correspondent further agrees that each agreement into which it enters with an Initial Correspondent shall obligate the Initial Correspondent to perform any responsibilities allocated to it thereunder only in a manner consistent with the terms of this Agreement and that the Initial Correspondent make the same representations and warranties to Correspondent as are made by Correspondent to Schwab in Section 9(a) of this Agreement. Correspondent agrees to provide to Schwab, on Schwab’s reasonable request, copies of the written agreements Correspondent has entered into with Initial Correspondents, solely for the purpose of allowing Schwab to confirm compliance with this provision.

(n) Correspondent shall have sole responsibility for passing through any brokerage commissions or fees payable to Correspondent’s representatives or to Initial Correspondents, as applicable, and for ensuring that any such payments are properly disclosed to Customers, if and to the extent required by applicable law, rule or regulation.

( o) If required by any Regulatory Authority or securities exchange with jurisdiction over Correspondent, Correspondent will submit this Agreement after execution by the parties to the appropriate Regulatory Authority or exchange for its review and approval as required by the rules and regulations of such Regulatory Authority or exchange. Any amendments to this Agreement shall also be submitted to the appropriate Regulatory Authority or exchange for review and approval if and as required. Correspondent agrees to notify Schwab upon receipt of any approval letter by Correspondent issued by the Regulatory Authority or exchange.

(p) Correspondent agrees not to offer or sell Fund shares covered by this Agreement, except as otherwise set forth herein, to any Customer whose account address is located outside of the United States (“Non-U.S. Customers”). Correspondent shall be responsible for ensuring that any offer and sale of shares of any Fund covered by this Agreement to a Non-U.S. Customer complies with all domestic and foreign laws, rules and regulations applicable to Correspondent and Correspondent will submit any resulting purchase transaction to Schwab only if it has received appropriate approvals from the Fund. Correspondent shall maintain a record of any such approvals and shall provide them to Schwab on Schwab’s request. Correspondent acknowledges and agrees that submission to Schwab of any resulting purchase transaction in connection with that offer or sale (“Non-U.S. Purchase Orders”) shall constitute Correspondent’s confirmation of its compliance with all domestic and foreign laws, rules and regulations applicable to Correspondent. Correspondent understands that a Fund may reject a Non-U.S. Purchase Order that has not been properly reviewed and approved by the Fund in advance.

(q) Correspondent will be responsible to Schwab for unpaid debits in the Clearing Accounts as set forth in Section 6 herein, and for any other loss sustained by Schwab as a result of any action by (i) Correspondent; (ii) any officer, employee, principal, registered representative or affiliate of Correspondent or an Initial Correspondent (collectively, “Correspondent’s Affiliates”); or (iii) Customers.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

6. Segregation Accounts and Unpaid Mutual Fund Shares.

(a) Schwab shall establish and maintain for and in the name of Correspondent one or more segregated Customer Sub-Accounts for the purpose of segregating fully paid-for mutual fund shares of Customers of Correspondent pursuant to Correspondent’s standing instructions. Correspondent understands and acknowledges that mutual fund shares recorded in each Customer Sub-Account will be custodied in an account maintained with the mutual fund and registered in Schwab’s name for the exclusive benefit of its customers or Correspondent. Subject to Correspondent’s full payment of mutual fund shares purchased by Schwab upon Correspondent’s instructions, Schwab will not have, and will not assert, any charges, claim or lien of any kind against mutual fund shares held in a segregated Customer Sub-Account nor will Schwab grant any third party any interest in such mutual fund shares. Schwab may not pledge, hypothecate or rehypothecate any mutual fund shares in a Clearing Account. Each segregated Customer Sub-Account shall be deemed to be a proper control location of the Correspondent within the meaning of Rule 15c3-3(c)(2).

(b) Correspondent represents that (i) the mutual fund shares in each Customer account held on Correspondent’s system are, within the meaning of Rule 8c-l and Rule 15c2-l under the 1934 Act, for the account of a Customer; and (ii) Correspondent shall be responsible for segregating, on Correspondent’s books and records, all fully paid mutual fund shares in each Customer account on Correspondent’s broker-dealer or authorized agent sub-accounting system. Correspondent hereby acknowledges and confirms to Schwab that Schwab has a general lien and security interest in and to any and all mutual fund shares now or hereafter held or maintained in each Clearing Account for which Schwab has not received payment, together with any and all payments, dividends, distributions and proceeds of or on the foregoing, to secure all debits to such Clearing Account for the price of all purchase transactions placed therein.

(c) In the event that, for any reason, Schwab does not receive full payment for any mutual fund shares purchased by Schwab upon Correspondent’s instructions, Schwab shall promptly notify Correspondent of non-payment, and Correspondent will make up the settlement shortfall on the next day on which the New York Stock Exchange is open for business (a “Business Day”). If the settlement shortfall is not fully paid on the next Business Day, Schwab may, in its sole discretion, debit or offset the amount of the shortfall against the Correspondent’s Risk Account or Letter of Credit (as each term is defined below) pursuant to Section 7 of this Agreement. If the Risk Account or Letter of Credit is insufficient to make full payment with respect to such shortfall, then (i) Correspondent shall pay the full amount of losses promptly, upon demand, and (ii) notwithstanding any of the foregoing, Schwab may, in its sole discretion, sell the identified non-paid for mutual fund shares sufficient to meet such shortfall and charge any losses and expenses that it may incur in connection with such sales to Correspondent’s account.

7. Risk Account; Letter of Credit. To secure unpaid debits in the Clearing Accounts resulting from a settlement shortfall (“Unpaid Debits”) under this Agreement, Correspondent shall, on or prior to the clearing of any mutual fund transactions by Schwab, elect either to open a Risk Account or establish a Letter of Credit.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

(a) Risk Account. Correspondent may open an account at Schwab to be registered in its own name (the “Risk Account”) and deposit at least two hundred fifty thousand Dollars ($250,000.00) in cash in the Risk Account. A completed new account application and required supporting documentation must be provided to Schwab prior to the opening of such Risk Account, a form of which is set forth in Exhibit H hereto. Correspondent hereby grants and transfers to Schwab a general lien and security interest in the Risk Account and any and all assets now or hereafter held or maintained in the Risk Account, together with any and all payments and proceeds of or on the foregoing, to secure all Unpaid Debits; or

(b) Letter of Credit. Correspondent may obtain a letter of credit in the amount of at least two hundred fifty thousand Dollars ($250,000.00) issued by a financial institution acceptable to Schwab, in substantially the form of Exhibit C hereto (“Letter of Credit”).

(c) In connection with its exercise of its rights as creditor hereunder, Schwab may charge the Risk Account or the Letter of Credit, as the case may be, with the amount of any Unpaid Debits at such time or times as Schwab may deem appropriate. Any charges made against the Risk Account or the Letter of Credit shall not constitute a waiver of any other right or remedy Schwab may have under this Agreement or under applicable law. If from time to time average daily purchase transactions for four (4) consecutive weeks (“Four Week Average”) exceeds one million Dollars ($1,000,000.00), Schwab may increase the amount that Correspondent is required to maintain in the Risk Account or obtain for the Letter of Credit (the “Risk Amount”) by providing written notice by commercial overnight carrier of such increased Risk Amount to Correspondent, and Correspondent shall either deposit sufficient additional cash into the Risk Account or cause the Letter of Credit to be increased to comply with such increased Risk Amount within three (3) Business Days after receipt of such notice; provided, however, that the Risk Amount specified in the notice, which will include any increase in the Risk Amount contemplated under this paragraph, shall not exceed twenty five percent (25%) of the Four Week Average immediately preceding Schwab’s notice. In the event of any debit or offset against the Risk Account or Letter of Credit for any Unpaid Debits or otherwise, Correspondent shall within three (3) Business Days either deposit cash in the Risk Account or cause the Letter of Credit to be increased sufficient to bring the value of such account or instrument back to the level required pursuant to this Section 7. Correspondent’s failure to increase the value of the Risk Account or Letter of Credit as required herein shall constitute a material breach of this Agreement which shall permit Schwab to terminate this Agreement in accordance with Section 16 of this Agreement. Correspondent shall notify Schwab in writing of the authorized person at Correspondent who will direct investments and receive confirms and statements in a Risk Account, and receive notice of increase in the deposit amount for a Risk Account or Letter of Credit, as set forth in this Section 7. Subject to Schwab’s general lien and security interest described above, any interest, dividends, capital gains, or other earnings on assets in the Risk Account shall accrue to the benefit of Correspondent and Correspondent shall have all ownership interest therein.

(d) Correspondent acknowledges that the Risk Account and the net capital treatment by Correspondent of the money in the Risk Account is subject to certain SEC requirements under Rule 15c3-1 and 15c3-3 of the 1934 Act, and that Correspondent agrees to provide necessary information and documentation in order to comply with these requirements. Money of Correspondent held in the Risk Account does not represent an ownership interest in Schwab. Any remaining credit balances in the Risk Account after the discharge of Unpaid Debits will be returned to the Correspondent within thirty (30) calendar days after the cancellation of this Agreement. The thirty calendar day period shall commence five (5) Business Days after the initial transfer of Customer Sub-Accounts.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

8. Fees and Payments. The parties shall make such payments to each other as are set forth on the fee schedule attached hereto as Exhibit B, which fee schedule may be amended by Schwab at any time following the fifth anniversary of the Initial Conversion End Date (as defined in Section 14 of this Agreement) upon ninety (90) days prior written notice to Correspondent, provided that Schwab may amend such fee schedule at any time by written notice to Correspondent with respect to services not offered as of the date hereof at prices contained in such notice. The fees due Schwab hereunder shall be an obligation of Correspondent, and no such fees shall be directly charged to Customers as fees due to Schwab. Nothing in this Section 8 shall prevent Correspondent from imposing transaction fees or charges on its Customers for transactions in mutual fund shares cleared and settled through Schwab.

9. Representations and Warranties.

(a) Correspondent represents and warrants that:

(1) it is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized and that it is a member firm in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that it is a broker-dealer registered with the SEC under the 1934 Act;

(2) it has all requisite authority under applicable law, rules and regulations of any Regulatory Authority to which it is subject, to enter into this Agreement and to retain the services of Schwab in accordance with the terms hereof and the person signing this Agreement on its behalf is an officer of Correspondent authorized to execute this Agreement;

(3) it will act in accordance with all applicable laws, rules and regulations of any Regulatory Authority to which it is subject and it and each of its principals and registered representatives is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with, among other things, the registration, qualification, capital, financial, reporting, customer protection, and other requirements of every Regulatory Authority to which jurisdiction Correspondent and each of its principals and registered representatives are subject;

(4) to the best of its knowledge, it has disclosed to Schwab every action, suit, investigation, or proceeding (formal or informal) pending or threatened against or affecting Correspondent or any officer, employee, principal, registered representative, agent or affiliate of Correspondent (“Correspondent’s Affiliates”), or their respective property or assets, that potentially will have a material impact on Correspondent’s ability to perform under this Agreement (including its ability to pay or receive fees under this Agreement). Correspondent shall notify Schwab promptly, but in any event within twenty-four (24) hours, of the initiation of any such action, suit, investigation, or proceeding that potentially will have a material impact on Correspondent’s ability to perform under this Agreement (including its ability to pay fees when due under this Agreement);

(5) it has provided to Schwab accurate information, including but not limited to information related to operational and technological compatibility, and data regarding current asset levels and expected asset growth, upon which Schwab has reasonably relied in analyzing the business opportunity presented, conducting appropriate due diligence of Correspondent and in entering into this Agreement with Correspondent;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(6) all securities held in the Clearing Account will be for the accounts of Correspondent’s Customers and the hypothecation of such securities by Correspondent will not contravene any provision of Rules 8c-l or 15c2-l of the 1934 Act or any other SEC rule on the hypothecation of customers’ securities by brokers or dealers;

(7) with respect to Customers that are plans subject to section 4975 of the Internal Revenue Code (the “Code”), including individual retirement accounts, either (i) it does not act as a fiduciary as defined in the Employee Retirement Income Security Act of 1974 (“ERISA”) or section 4975 of the Code in connection with the shares held in the Clearing Accounts, (ii) no transaction involving shares held in the Clearing Accounts will result in the Correspondent engaging in a prohibited transaction as defined in ERISA or section 4975 of the Code, or (iii) any transaction involving shares in the Clearing Accounts that satisfies the definition of a prohibited transaction under ERISA or section 4975 of the Code qualifies for a statutory or administrative prohibited transaction exemption under ERISA;

(8) it has established and will maintain an anti-money laundering program reasonably designed to comply with all applicable AML laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (an “AML Program”). As part of its AML Program, Correspondent will take reasonable steps to identify the customers for whom it acts in its dealings and will monitor, consistent with statutory and regulatory requirements, the transactions of such customers to detect and, where appropriate, report suspicious activities. Correspondent agrees to provide a written certification as to its compliance with applicable AML laws and regulations, and will cause Initial Correspondent to provide a written certification as to its compliance with applicable AML laws and regulations, upon reasonable written request of Schwab or a Fund. Upon reasonable written request by Schwab or a Fund, Correspondent shall, to the extent necessary, (i) provide information about its Customers and relevant transactions that Schwab or a Fund reasonably believes is needed to fulfill any anti-money laundering obligations imposed by law, rule or regulation on Schwab or the Fund, provided Correspondent is permitted by applicable laws, rule and regulations to share such information, and (ii) use reasonable efforts to obtain such information from an Initial Correspondent as is necessary to fulfill such written request;

(9) if and as applicable, it has entered into a clearing agreement with each Initial Correspondent that complies in all material respects with applicable regulatory requirements, including but not limited to FINRA Rule 4311 and the requirements thereunder for allocation of responsibilities between Correspondent and Initial Correspondent; and

(10) it has, prior to the Effective Date, notified Schwab in writing of the existence of any financial services firm or other entity that provides to Correspondent mutual fund clearing services similar to the clearing services provided by Schwab hereunder.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

(b) Schwab represents and warrants that:

(1) it is duly organized and validly existing in good standing under the laws of the State of California and it is a member firm in good standing of FINRA and a broker-dealer registered with the SEC under the 1934 Act;

(2) it has all requisite authority under applicable laws, rules and regulations of any Regulatory Authority to which it is subject, to enter into and perform its obligations under this Agreement and the person signing this Agreement on its behalf is an officer of Schwab authorized to execute this Agreement;

(3) it will act in accordance with all applicable laws, rules and regulations of any Regulatory Authority to which it is subject and it and each of its principals and registered representatives is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with, among other things, the registration, qualification, capital, financial, reporting, customer protection, and other requirements of every Regulatory Authority to which jurisdiction Schwab and each of its principals and registered representatives are subject; and

(4) to the best of its knowledge, it has disclosed to Correspondent every action, suit, investigation, or proceeding (formal or informal) pending or threatened against or affecting Schwab or any officer, employee, principal, registered representative or agent of Schwab (“Schwab’s Affiliates”), or their respective property or assets, that potentially will have a material impact on Schwab’s ability to perform under this Agreement. Schwab shall notify Correspondent promptly, but in any event within twenty-four (24) hours, of the initiation of any such action, suit, investigation, or proceeding that potentially will have a material impact on Schwab’s ability to perform under this Agreement.

(c) If during the term of this Agreement the foregoing representations and warranties made by Correspondent or Schwab above are no longer accurate, then Correspondent or Schwab, as appropriate, shall promptly notify the other party thereof.

10. Indemnification and Limitations of Liability.

(a) By Correspondent.

(1) In addition to any other obligations Correspondent may have under other provisions of this Agreement, Correspondent shall indemnify, defend, and hold harmless Schwab and Schwab’s Affiliates from and against all claims, demands, proceedings, suits, and actions and all liabilities (including, without limitation, any excise taxes imposed by the Code or any penalties imposed by the Department of Labor for any violation of ERISA), reasonable expenses, reasonable attorney’s fees, and costs in connection therewith (including reasonable expenses, reasonable attorney’s fees and costs incurred in pursuing an indemnification claim hereunder) (collectively “Claims”) arising out of one or more of the following:

(A) Correspondent’s gross negligence, reckless disregard, or willful misconduct in performing, or material failure to perform, any of its responsibilities or obligations under this Agreement;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(B) Any dishonest, fraudulent, reckless, or criminal act or omission on the part of Correspondent, Correspondent’s Affiliates, any Customer, or any Initial Correspondent relating to or arising out of this Agreement;

(C) Material breach by Correspondent of any representation or warranty made by it under this Agreement, including, but not limited to, any breach of confidentiality as provided under Section 12( d) of this Agreement;

(D) Any proceeding against Correspondent or Correspondent’s Affiliates brought by a Customer, or any investigation or proceeding against Correspondent initiated by a Regulatory Authority to the extent it relates to or arises out of this Agreement;

(E) The failure of Correspondent to make payment when due for securities purchased for a Clearing Account;

(F) Any adverse claims with respect to any securities of Customers cleared by Schwab pursuant to this Agreement;

(G) Any claim or proceeding against Schwab by any Customer, Fund, or Regulatory Authority to the extent based on conduct or omissions of Correspondent or any Initial Correspondents with respect to mutual fund transactions processed under this Agreement;

(H) Any claim by any Customer arising out of the clearing relationship between Correspondent and Schwab; and

(I) Any act or omission of Correspondent or Correspondent’ s Affiliates that infringes on any patent, trade secret, copyright, trademark or other intellectual property right of Schwab.

Correspondent shall not be obligated to indemnify Schwab for Claims arising out of any of the foregoing to the extent that such Claims are caused by Schwab’ s material breach of this Agreement or Schwab’ s willful misconduct, reckless disregard or gross negligence in the performance of, or material failure to perform, its obligations under this Agreement.

(b) By Schwab.

(1) In addition to any other obligations Schwab may have under other provisions of this Agreement, Schwab shall indemnify, defend, and hold harmless Correspondent and Correspondent’s Affiliates from and against all Claims arising out of one or more of the following:

(A) Schwab’ s gross negligence, reckless disregard, or willful misconduct in performing, or material failure to perform, any of its responsibilities obligations under this Agreement;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(B) Any dishonest, fraudulent, reckless, or criminal act or omission on the part of Schwab or Schwab’s Affiliates with respect to the Services provided by Schwab under this Agreement; and

(C) Material breach by Schwab of any representation or warranty made by it under this Agreement; and

(D) Any investigation of or proceeding against Schwab initiated by a Regulatory Authority to the extent it relates to or arises out of this Agreement.

Schwab shall not be obligated to indemnify Correspondent for Claims arising out of any of the foregoing to the extent that such Claims are caused by Correspondent’s material breach of this Agreement or Correspondent’s willful misconduct, reckless disregard, or gross negligence in the performance of, or material failure to perform, its obligations under this Agreement.

(c) General

(1) The party seeking indemnification shall promptly provide written notice to the other party, pursuant to the terms of the Agreement, of any Claim which it believes falls within the scope of this Section 10. For any of the Claims defined above either (A) the indemnifying party shall defend the other party against such Claim and bear all costs of defense, in which case the indemnifying party must retain legal counsel reasonably acceptable to the other party, or (B) if the indemnifying party declines or fails to undertake the defense of such Claim, the other party may defend itself against such Claim, and the indemnifying party shall reimburse the other party for all reasonable costs of doing so. If the indemnifying party assumes the defense of any such Claim, the other party may retain its own counsel, and shall be responsible for fees and costs associated with the retention of counsel, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of such Claim. Regardless of which party assumes the defense of any claim, neither party shall settle a Claim in a manner which adversely affects the other party without the other party’s prior written consent. The exercise of the right to participate in or assume the responsibility for any such defense shall not limit in any way either party’s right to indemnification under this Section.

(2) Neither party shall be liable for special, indirect, incidental, consequential or punitive damages which the other party, its Affiliates, or any other third party may incur or experience, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if the party has been advised of the possibility of such damages. Notwithstanding anything set forth in this Agreement, no limitation or waiver of liability, remedy or exculpation of either party shall apply to (a) any liability, loss or claim arising out of or in connection with acts or omissions that constitute bad faith, willful misconduct, gross negligence, or intentional breach of this Agreement or (b) any liability, loss or claim arising out of or in connection with a breach by either party of Section 12 related to confidentiality.

(3) Notwithstanding anything herein to the contrary, a party shall not be liable for any damages caused by conditions beyond its control, including, but not limited to, war, natural disasters, government restrictions, exchange or market rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market (each a “Force Majeure Event”, collectively “Force Majeure Events”).

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

11. Third Party Data and Services

(a) Fund information, including but not limited to pricing and distribution information, provided to Correspondent under this Agreement (collectively, “Fund Data”) is obtained from sources Schwab believes to be reliable, including directly from fund companies or their agents, and independent data providers, consistent with industry practice. Correspondent acknowledges that the Fund Data transmitted by Schwab to Correspondent may include CUSIP data. Correspondent warrants that it has entered into a separate license or similar agreement with the CUSIP data provider or its agent or will enter into such an agreement prior to accepting such data transmission from Schwab. Schwab reserves the right to filter the Fund Data provided to Correspondent under this Agreement and will use commercially reasonable efforts to ensure that the most accurate and complete Fund Data is being provided to Correspondents. The parties recognize that there may unavoidable delays in the receipt of the Fund Data, or unintentional omissions and inaccuracies in such Fund Data, which Schwab shall correct or cause to have corrected as soon as reasonably possible following discovery of such error. Schwab will indemnify Correspondent for omissions or inaccuracies in the Fund Data if and to the extent such omissions or inaccuracies were caused by Schwab’s gross negligence or willful misconduct. This section does not limit the correspondent’s obligations under Section 5(c) of this Agreement to notify Schwab of any such omissions or inaccuracies upon discovery.

(b) Correspondent acknowledges that Schwab may receive and rely on instructions directly from a mutual fund by contract or exhibit thereto. Pursuant to its contract(s) with the Funds, Schwab is entitled to rely on such instructions received directly from a Fund in connection with the purchase and redemption of Fund shares and the processing of transactions related to Fund shares. Schwab will notify Correspondent of the instructions received directly from the Funds, and Correspondent agrees to comply with instructions Schwab provides that have been received from the Funds and that are timely provided to Correspondent.

(c) In the event the parties discover inconsistencies between the mutual fund instructions or Fund Data provided to Correspondent by Schwab and mutual fund instructions or Fund Data received by Correspondent through other means or sources, including the Fund prospectus, the parties agree to work together to promptly resolve such inconsistencies.

12. Relationship of the Parties, Use of Names and Confidentiality.

(a) Neither this Agreement nor the performance of the services hereunder will be considered to create a joint venture or partnership between Schwab and Correspondent or between Correspondent and other financial institutions for which Schwab may perform the same or similar services.

(b) Use of Parties’ Names. Neither Schwab nor Correspondent shall utilize the name of the other, without the prior written consent of the other in each instance: (i) in advertising, marketing materials, publicity, or any other publication or electronic media, including the name of any affiliate, partner or employee of Correspondent or Schwab, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Correspondent or Schwab;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(ii) to represent, directly or indirectly, that any product or any service provided by Schwab or Correspondent respectively, has been approved or endorsed by the other; or (iii) to create the impression that the relationship between them is anything other than that of clearing broker and correspondent. Notwithstanding anything in this Agreement, and for avoidance of doubt, the parties acknowledge and agree that a Fund or Regulatory Authority may request, and Schwab may need to provide, the identity of Correspondent and any Initial Correspondent in the course of providing the services contemplated under this Agreement, and Schwab may use the name of Correspondent and any Initial Correspondent, or other identifier such as a dealer or branch code, to fulfill any such request or requirement, or for such other purpose as is necessary to perform its obligations under this Agreement. Further, Correspondent acknowledges that Schwab will provide to CUSIP Global Services (CGS) Correspondent’s name, address, contact name, telephone and facsimile numbers, and electronic mail address, to allow CGS to verify that Correspondent has entered into an appropriate CUSIP data license agreement.

(c) Use of Fund Names. Correspondent and Initial Correspondents may use the names, logos or other identifying marks of a Fund Company or Funds in advertising or promotional materials only for the limited purpose of indicating that Fund shares are available for purchase through Correspondent. Correspondent agrees to notify and obtain Fund or Fund Company approval prior to any other use by Correspondent or an Initial Correspondent of Fund or Fund Company names, logos or other identifying marks. Schwab may restrict or prohibit the use of the names, logos or other identifying marks of a Fund Company or Fund upon either’s request. Any advertising materials prepared by or promotional activities carried out by Correspondent that use a Fund’s or Fund Company’s name or logo shall be consistent in all material respects with the Fund’s currently effective prospectus or other offering documents, and all such materials and activities shall comply with all applicable laws, rules and regulations, including those of each Regulatory Authority to which Correspondent is subject.

(d) Confidentiality. Neither Schwab nor Correspondent shall disclose the terms of this Agreement to any outside party except (i) as required, to judicial or regulatory bodies with appropriate jurisdiction (provided the disclosing party takes reasonable steps to give the other party sufficient prior notice in order to allow the other party, at its discretion, to contest such required disclosure) or (ii) to authorized employees and agents on a need-to-know basis and who are bound by the terms of this Agreement or terms substantially similar to the terms set forth herein. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of the other party.

(i) Definition of Confidential Information. The term “Confidential Information” means all information or material that either party discloses to the other, whether in writing, electronically or orally, and whether in tangible or intangible form, which: (i) gives a party some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of a party; or (ii) is either (a) marked “Confidential,” “Restricted,” or “Proprietary Information” or other similar marking, (b) known by the parties to be considered confidential and proprietary, or (c) from all the relevant circumstances should reasonably be known to be confidential and proprietary. By way of example and not limitation, Confidential Information includes: (i) any information concerning a party’s, its agents’ or licensors’ technology, such as systems, source code, databases, hardware, software, programs, applications, engine protocols, routines, models, displays and manuals, including, without limitation, the selection, coordination, and arrangement of the contents thereof; and (ii) any information concerning a party’s, its agents’ or licensors’ financial or business plans

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

or operations, such as research activities and plans, marketing or sales plans, pricing or pricing strategies, operational techniques, internal controls, compliance policies, methods of operation, security procedures, strategic plans, Customer Information (as defined below), and unpublished financial information, including information concerning revenues, profits and profit margins. Notwithstanding the foregoing, the identity of the Funds that have entered into a clearing, custody, execution or other type of relationship with either the Receiving Party (as defined below) or Disclosing Party (as defined below) shall not be deemed to be Confidential Information.

(ii) Restrictions on Use. The party providing Confidential Information in each case shall be called the “Disclosing Party” and the party receiving the Confidential Information shall be called the “Receiving Party”. The Receiving Party shall not use, without the prior written consent of the Disclosing Party, any portion of the Disclosing Patty’s Confidential Information for any purpose other than to perform its obligations under this Agreement. Each party agrees that:

(1) it will hold the Confidential Information of the other party in the strictest confidence;

(2) it will exercise no less care with respect to the other party’s Confidential Information than the level of care exercised with respect to its own Confidential Information;

(3) it will not, without the other party’s prior written consent, copy or disclose to any third party any portion thereof;

(4) it will notify immediately the other party of any unauthorized disclosure or use, and will reasonably cooperate with the other to protect all proprietary rights in and ownership of its Confidential Information; and

(5) it will restrict dissemination of the Confidential Information of the other party to only those persons within or related to its organization who are directly involved in the performance of obligations under this Agreement, and who are bound by the terms of this Agreement or terms substantially similar to the terms set forth herein.

(iii) Exceptions. The foregoing shall not prohibit or limit the Receiving Party’s use, disclosure, reproduction or dissemination of the Disclosing Party’s Confidential Information which:

(1) is or becomes public domain information or material through no fault or breach on the part of the Receiving Party;

(2) as demonstrated by the written records of the Receiving Party, was already lawfully known (without restriction on disclosure) to the Receiving Party prior to the information being disclosed to the Receiving Party by the Disclosing Party or any representative of the Disclosing Party;

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(3) has been or is hereafter rightfully furnished to the Receiving Party without restriction on disclosure by a third person lawfully in possession thereof;

(4) has been independently developed, by or for the Receiving Party, without reference to the Confidential Information of the Disclosing Party; or

(5) is required to be disclosed, but only to the extent required, by court order, or pursuant to applicable law, regulation or self-regulatory organization rules, provided that the Receiving Party notifies the Disclosing Party so that the Disclosing Party may have a reasonable opportunity to obtain a protective order or other form of protection against disclosure. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party’s obligations hereunder with respect to Confidential Information, including Customer Information, so disclosed.

It shall be presumed that any Confidential Information of the Disclosing Party in the possession of the Receiving Party that has been disclosed to it by the Disclosing Party or any representative of the Disclosing Party is not within any of the exceptions above, and the burden is on the Receiving Party to prove otherwise by records and documentation.

(iv) Notwithstanding Section 12(d) above, Correspondent acknowledges and agrees that Schwab may disclose Correspondent’s or Initial Correspondent’s name, geographic location of either’s branch offices, and positions and transactions in a Fund’s shares by each such branch office, to each such Fund, or its affiliates or agents as directed by such Fund, whose shares are cleared under this Agreement.

(v) Privacy. Notwithstanding the generality of the foregoing and in addition thereto, each party acknowledges that the other party is and/or will be subject to United States federal and state laws, rules and regulations governing privacy and confidentiality (“Privacy Laws”) of all disclosed data and information however collected or received, including without limitation, through “cookies,” Web bugs or non-electronic means pertaining to or identifiable to personal information of or regarding the other party’s customer(s) or prospective customer(s) (“Customer Information”), including without limitation, name, address, email address, passwords, personal financial information, personal preferences; demographic data; marketing data; data about securities transactions; credit data, or any other identification data. Each party agrees to cooperate with each other with respect to the other’s obligations under the Privacy Laws. Each party will comply, with all applicable Privacy Laws relating to the collection, use and disclosure of the other party’s Customer Information provided to or accessible by such party pursuant to this Agreement. Each party certifies that it has implemented and will maintain an effective information security program to protect Customer Information, which program includes sufficient administrative, technical and physical safeguards reasonably designed to (a) insure the security and confidentiality of the other party’s customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of the other party’s customer records and information; and (c) protect against unauthorized access to or use of the other party’s customer records and information that could result in substantial harm or inconvenience to any such customer. Each party will restrict dissemination of the Customer Information of the other party to only those Related Persons who are directly involved in the performance of obligations under this Agreement, and who are bound by terms substantially similar to, but no less restrictive than, the terms set forth herein.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(vi) Return of Materials. Each party agrees that at any time upon the written request of the other party to this Agreement and at termination of this Agreement, it will promptly: (a) at the Confidential Information owner’s option, return or destroy all originals and copies of all documents and materials it has received from such owner containing Confidential Information, except such copies as the Receiving Party is required to retain by the record retention provisions implemented in accordance with applicable law, rule or regulation, and (b) upon request, provide a written statement to the owner of Confidential Information certifying that all documents and materials referred to in this paragraph have been delivered to such owner or destroyed, as applicable.

(e) Equitable Relief. Each party agrees and acknowledges that any breach of this Section 12 would cause the other party irreparable harm for which monetary damages would be inadequate. Accordingly, notwithstanding anything in this Agreement to the contrary, either party will be entitled to seek injunctive relief to remedy any threatened or actual breach of this Section 12 by the other party, as well as monetary damages.

13. Relationship to Customers. It is understood and agreed that Schwab is acting as clearing broker for Correspondent, and not as broker for any Customer or for any other person, in respect of transactions in the Clearing Accounts. Correspondent is liable to Schwab for all commitments incurred and amounts due on transactions in any of such Clearing Accounts.

14. Effective Date, Term.

(a) Effective Date. This Agreement will not become effective unless and until it is approved by any Regulatory Authority or securities exchange with regulatory jurisdiction over Schwab or Correspondent, if such approval is required by such Regulatory Authority or exchange. Correspondent and Schwab agree that, in the event a regulatory organization requires changes to this Agreement prior to approval, each will make best faith efforts to cooperate to reach consensus on such changes to obtain any required regulatory approval.

(b) Term. The initial term of this Agreement (the “Initial Term”) shall commence on the date on which Schwab begins clearing transactions hereunder (the “Start Date”) and shall end four (4) years after the date on which the parties complete the Initial Conversion, as defined below (such date referred to hereinafter as the “Initial Conversion End Date”). The parties agree to confirm in writing with each other (such writing may be by email) the Start Date and Initial Conversion End Date. Following the Initial Term, this Agreement shall remain in effect until terminated by either party pursuant to Section 16 of this Agreement. For purposes of this Agreement, “Initial Conversion” shall mean the period of time beginning the date on which Customer assets and positions for which Schwab will be providing clearing services under this agreement (“Eligible Assets”) are first transferred into the Clearing Accounts and ending on the date on which at least 90% of all Eligible Assets have been transferred into the Clearing Accounts.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

15. Exclusivity

(a) Other Correspondent Agreements. Correspondent agrees that, during the Initial Term, Correspondent shall not enter into a similar agreement with any other broker or financial service provider in addition to or instead of Schwab to clear, and shall not self-clear, Customers’ transactions in the following: (1) NTF Funds, as defined in Section 1.1 of Exhibit B; (2) Revenue Load Funds, as defined in Section 1.3(a) of Exhibit B, (3) TF Funds, as defined in Section 1.2 of Exhibit B, and (4) transactions in Non-Revenue Load Funds as defined in Section 1.3(b) of Exhibit B, so long as such shares are held by Schwab in an omnibus account at Fund Company. For avoidance of doubt, Correspondent may self-clear transactions in the following: (1) funds not covered on the approved list of mutual funds provided to Correspondent by Schwab at the time of execution of this Agreement and amended periodically thereafter from time to time (the “Clearing Fund List”), (2) “sweep” money market mutual fund balances; and (3) transactions in such other mutual funds as identified and mutually agreed upon by the parties in writing. Upon reasonable notice to Correspondent, and at times reasonably convenient to Correspondent, Schwab shall have the right to inspect the books and records of Correspondent, with respect to whether all mutual fund securities required to be cleared through Schwab under this Agreement are being cleared through Schwab in accordance with this exclusivity provision.

(b) Other Schwab Agreements. Schwab reserves the right to enter into similar agreements with other brokers or financial service providers and on terms and conditions which may vary from those contained herein.

16. Termination.

(a) Notwithstanding the following paragraphs, this Agreement may be terminated at any time by written Agreement of the parties hereto.

(b) During the Initial Term, neither party may terminate this Agreement except by written Agreement of the parties hereto or as follows:

(i) if either party is in material breach in the performance of its obligations under this Agreement, or otherwise materially violates the provisions of this Agreement, the non-defaulting party may terminate this Agreement by delivering written notice to the defaulting party (a) specifying the nature of the material breach and (b) notifying the defaulting party that unless the default is cured within a period of five (5) days from receipt of the notice, this Agreement will be terminated without further proceedings by the non-defaulting party. Nothing in this Section 16(b)(i) shall restrict the ability of either party to enforce any other rights under this Agreement, including but not limited to, the immediate exercise of rights to foreclose or liquidate securities. In the event either party terminates this Agreement pursuant to this sub-section, the party receiving the termination notice shall pay the reasonable expenses of the party providing the termination notice in connection with converting and/or closing the Clearing Accounts.

(ii) either party may terminate this Agreement immediately if the other party is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business as a result of an administrative or judicial proceeding or action by any Regulatory Authority. In the event

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

either party terminates this Agreement pursuant to this sub-section, the party that is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business shall pay the reasonable expenses of the other party in connection with converting and/or closing the Clearing Accounts.

(c) Following the Initial Term the Agreement may be terminated by either party as follows:

(i) on ninety (90) days prior written notice to the other party, without cause and without payment of any penalty; or

(ii) immediately by either party if

(1) the other party is in material breach in the performance of its obligations under this Agreement, or otherwise materially violates the provisions of this Agreement, the non-defaulting party may terminate this Agreement by delivering written notice to the defaulting party (a) specifying the nature of the material breach and (b) notifying the defaulting party that unless the default is cured within a period of five (5) days from receipt of the notice, this Agreement will be terminated without further proceedings by the non-defaulting party. Nothing in this Section 16(c)(ii)(l) shall restrict the ability of either party to enforce any other rights under this Agreement, including but not limited to, the immediate exercise of rights to foreclose or liquidate securities. In the event either party terminates this Agreement pursuant to this sub-section, the party receiving the termination notice shall pay the reasonable expenses of the party providing the termination notice in connection with converting and/or closing the Clearing Accounts.

(2) the other party is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business as a result of an administrative or judicial proceeding or action by any Regulatory Authority. In the event either party terminates this Agreement pursuant to this sub-section, the party that is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business shall pay the reasonable expenses of the other party in connection with converting and/or closing the Clearing Accounts.

(d) Deconversion Period. If this Agreement is terminated or if either party elects not to renew this Agreement after the Initial Term or subsequent renewal term, the parties shall effect the transfer of assets and clearing services to Correspondent or its designee (“Successor”) during a six (6) month deconversion period (“Deconversion Period”) following notification of termination or intent to not renew the Agreement at the end of a Term, or such Deconversion Period as the parties may agree is necessary to accomplish the orderly transfer of assets and services. Each party shall pay its own expenses in connection with the transfer of assets and services except (i) as set forth elsewhere in this Section, (ii) if the Deconversion Period is shortened upon request of Correspondent, in which case Correspondent shall pay Schwab’s expenses in connection with converting and/or closing the Clearing Accounts; or (iii) in the event Correspondent requests custom programming or heightened levels of support during the Deconversion Period, in which case the parties will agree in writing prior to Schwab incurring such additional costs as to how the costs are to be allocated between the parties. In connection with any termination or expiration of this Agreement, Schwab will provide all necessary assistance to allow the services described herein to continue without interruption or adverse effect and to facilitate the

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

orderly and prompt transfer of the services to Correspondent or the Successor. Until such assets are removed from Schwab’s books and records, the parties agree that each party will pay to the other party any fees payable pursuant to Exhibit B based on such assets, and further, the parties agree that all terms of the Agreement will apply until such assets are removed from Schwab’s books and records.

(e) Survival. Termination of this Agreement in any manner shall not terminate, affect or impair any rights, obligations or liabilities of either party with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions or obligations shall have been made before or after such termination. Sections 6, 10, 12, 16, 18, 20, 21, 22 and 23, and Exhibit B shall survive termination of this Agreement. With respect to all securities positions or Clearing Accounts following termination of this Agreement, and the Deconversion Period, if applicable, Schwab shall have no obligation to execute any purchase orders, and Schwab shall be entitled to transfer to the name of Correspondent all securities positions on the books and records of the issuing investment companies. Schwab shall be entitled to continue to receive all compensation and to retain any credit balances in the Risk Account and Correspondent shall be required to maintain any Letter of Credit in Schwab’s favor on the effective date of termination hereof, and Schwab’s right of setoff against such amounts or Letter of Credit hereunder shall continue, as long as there remain any Unpaid Debits in respect to any Clearing Account. Upon the settlement of all transactions and the discharge of all Unpaid Debits, Schwab shall return to Correspondent any remaining credit balances in the Risk Account or release any Letter of Credit as applicable.

(f) Termination Through Contract Buy-Out. Correspondent may exercise an option to terminate this Agreement (“Buy-Out”) anytime after the third anniversary of the Initial Conversion End Date by providing written notice to Schwab of Correspondent’s intent to exercise the Buy-Out, by the last business day of June in year three. The Buy-Out payment shall be determined as follows:

Buy-Out Period		Dollar Amount
Year4	$	[****]

17. Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given: (a) when sent by confirmed facsimile; (b) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (c) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; or (d) upon personal delivery. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section:

APEX Clearing Corporation

350 N. St. Paul Street 1300

Dallas, TX 75201

Attn: John Kenny

Attn: Jeff Logan

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

Charles Schwab & Co., Inc.

211 Main Street

San Francisco, CA 94105

Attn: Mutual Fund Clearing Services

18. Entire Agreement. This Agreement together with its Exhibits states the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only in writing and except as otherwise expressly set forth herein, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

19. Assignment. Neither party may assign this Agreement without obtaining the prior written consent of the other party and any attempted assignment shall be null and void; provided, however, that Schwab may, without the consent of Correspondent, assign its rights and obligations under this Agreement to any entity that acquires substantially all of the clearing business of Schwab or into which Schwab is merged, consolidated or otherwise reorganized; and provided, further, that Correspondent may, without the consent of Schwab, assign its rights and obligations under this Agreement to any entity into which Correspondent is merged, consolidated or otherwise reorganized. Any party that assigns this Agreement (whether by operation of law or otherwise) shall provide at least thirty (30) days’ prior written notice to the other party. Any assignment of this Agreement shall be subject to the requisite review, approval and consent of any regulatory or self-regulatory agency or body whose review, approval and consent must be obtained prior to the effectiveness and validity of such assignment. Provided written consent and regulatory approval is obtained, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Correspondent and Schwab.

20. Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the state.

21. Arbitration. In the event of a dispute between Correspondent and Schwab relating to or arising out of this Agreement or the relationship of the parties hereto, the parties will submit the matter to arbitration in accordance with the following.

(a) Arbitration will be held in accordance with the rules and regulations of FINRA, except, (i) in the event that FINRA is unwilling to accept jurisdiction of the matter, such arbitration will be held in accordance with the rules and regulations of the American Arbitration Association, and (ii) in the event that a non-party to this Agreement brings an arbitration against Schwab or Correspondent relating to or arising out of this Agreement, then the parties agree to arbitrate in whichever arbitration forum such arbitration is brought. In the event that (i) a non-party initiates a judicial proceeding against Schwab or Correspondent relating to, or arising out of, this Agreement, (ii) such claim cannot be compelled to arbitration, and (iii) Schwab or Correspondent asserts a claim against the other party in connection with such proceeding, then the parties agree to submit to the jurisdiction of the court in that judicial proceeding.

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

(b) If arbitration is brought by one of the parties hereto, the number of arbitrators shall be three (3), and they will be selected in accordance with the rules and regulations of the FINRA or American Arbitration Association, as appropriate. The arbitrators shall be attorneys, or retired attorneys, specializing in securities law. Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

(c) Each party shall bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration. The arbitrator will designate the party to bear the expenses of the arbitration or the respective amounts of such expense to be borne by each party. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of the award.

(d) Nothing in this Section 21 will prevent any party from resorting to judicial proceedings for injunctive relief to prevent serious and irreparable harm or injury to the party or to others.

22. Third Parties. This Agreement is between the parties hereto and is not intended to confer any benefits on third parties, including, but not limited to, Customers and Initial Correspondents.

23. Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Modification, Waiver and Amendment. No modification, alteration or amendment of this Agreement will be valid or binding unless in writing and signed by all parties. No waiver of any term or condition of this Agreement will be construed as a waiver of any other term or condition; nor will any waiver of any default or breach under this Agreement be construed as a waiver of any other default or breach. No waiver will be binding unless in writing and signed by the party waiving the term, condition, default or breach. Any failure or delay by any party to enforce any of its rights under this Agreement will not be deemed a continuing waiver or modification hereof and such party, within the time provided by law, may commence appropriate legal proceedings to enforce any or all of such rights. If any provision of the Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

25. Business continuity; information security.

(a). Schwab has adopted a business resumption and contingency plan (“BRC Plan”) reasonably designed for the purpose of ensuring continued provision of the Services in the event of a problem affecting Schwab’s operations, including system breakdown and natural or man-made disaster. Schwab periodically tests the BRC Plan, reviews the BRC Plan on a periodic basis and will update the BRC Plan as deemed prudent and necessary. Notwithstanding the foregoing, Schwab and its directors, officers, employees, agents, contractors, and affiliates, do not warrant that the Services will be uninterrupted, but will use commercially reasonable efforts to ensure that the BRC Plan is designed to address any such disruptions.

(b). Each party hereby certifies that it has implemented and will maintain an effective information security program to protect Customer Information, which program includes sufficient administrative, technical and physical safeguards reasonably designed to (a) insure the security and confidentiality of the other party’s customer records and information; (b) protect against any anticipated

APEX Clearing Corporation. Full Service-Omnibus	Execution Copy

threats or hazards to the security or integrity of the other party’s customer records and information; and (c) protect against unauthorized access to or use of the other party’s customer records and information that could result in substantial harm or inconvenience to any such customer. Schwab further certifies that it has a written, comprehensive information security program that complies with all applicable laws and regulations including but not limited to applicable state laws.

IN WITNESS WHEREOF the parties hereto have signed below.

CHARLES SCHWAB & CO., INC		APEX CLEARING CORPORATION

By:	/s/ Greg Thornhill	By:	/s/ William Capuzzi
Name:	Greg Thornhill	Name:	William Capuzzi
Title:	Vice President	Title:	Chief Executive Officer
Date:	2/5/16	Date:	January 6, 2016

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

EXHIBIT A

CLEARING PROCEDURES

1. The Accounts

a. Clearing Accounts. Schwab will carry the Clearing Accounts on an omnibus or other basis on behalf of Correspondent’s customers. Schwab shall designate each of the Clearing Accounts with Correspondent’s name “for the Exclusive Benefit of Customers”, Correspondent’s tax identification number, and an account number. The account numbers will be the means of identification when the parties are transacting in the Clearing Accounts.

b. Customer Sub-Accounts. Schwab will establish a Customer Sub-Account on its clearing sub-accounting system(s) for each of the Correspondent’s Customers designated in Correspondent’s name “for the exclusive benefit of Customers.” Schwab will further designate each Customer Sub-Account with an account number and with the Customer’s tax identification number, which Correspondent shall be obligated to provide when the Customer Sub-Account is first established. Each Customer Sub-Account will contain only mutual fund shares. Correspondent shall provide such other information as is reasonably required by Schwab to establish the Customer Sub-Account.

c. On an annual basis, or at such other frequency as Schwab in its sole discretion may determine is necessary, Schwab may purge designated Customer Sub-Account numbers from its clearing sub-accounting system(s). Schwab will provide reasonable notification to Correspondent of such purge.

2. Funds and Registration Requirements

a. Correspondent will only place purchase orders in the Clearing Accounts for shares of mutual funds on the Clearing Fund List. The parties agree that the Clearing Fund List may be amended by Schwab upon written notice to Correspondent, and such notice requirement shall be satisfied by delivering an updated Clearing Fund List to Correspondent. The parties further agree that the Clearing Fund List shall be deemed automatically amended to delete any Funds that are closed to purchases at Schwab or closed to purchases and redemptions at Schwab for whatever reason and that Correspondent may not submit purchase orders for any such Funds. Correspondent understands that such Fund closures may occur either because (i) a Fund has closed to all purchases or all purchases and redemptions, (ii) a Fund terminates its relationship with Schwab, or (iii) Schwab may be forced to terminate purchases of shares of a Fund for reasons that include, but are not limited to, regulatory failings at the Fund or one of its affiliates that result in the inability of Schwab to sell Fund shares due to its status as a FINRA member.

b. As to each order Correspondent places for a purchase of mutual fund shares, Correspondent shall advise Schwab of the state or other jurisdiction (based on the account address maintained by the Correspondent) of the Customer for whom such order is placed. Correspondent shall not place a purchase order for a Customer whose account address (based on the account address maintained by Correspondent) is in a state or other jurisdiction in which Schwab has advised Correspondent that such Fund has not qualified its shares for sale, unless exempt from such qualification under applicable law.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

c. Correspondent may not offer or sell shares of any Fund covered by this Agreement to a Customer whose account address is located in a country that appears on a list of excluded countries attached hereto as Exhibit D. Exhibit D may be amended by Schwab from time to time if, in Schwab’s sole discretion, applicable laws, rules or regulations in such countries permit, prohibit or otherwise restrict Schwab from processing transactions for Customers whose account address in located in such countries.

3. Authorization to Receive Orders on a Fund’s Behalf

a. Schwab represents and warrants that Funds have designated and authorized Schwab to receive purchase and redemption orders in proper form (“Orders”) from investors on a Fund’s behalf for purposes of Rule 22c-l under the 1940 Act, so that any such investor will receive the share price next computed by the Fund after the time at which Schwab receives the Order from the investor.

b. Schwab further represents and warrants that Schwab may designate and authorize such intermediaries as it deems necessary, appropriate or desirable (“Sub-Designees”) to receive Orders from their customers on a Fund’s behalf for purposes of Rule 22c-l under the 1940 Act, so that any such customer will receive the share price next computed by the Fund after the time at which the Sub-Designee received the Order from the customer.

c. Schwab represents and warrants that Funds have represented and warranted to Schwab that (1) all necessary legal and other actions have been taken to authorize Schwab and any Sub-Designee to receive purchase and redemption Orders from investors on behalf of the Funds for purposes of Rule 22c-l under the 1940 Act by each Fund’s board of directors or board of trustees, and (2) the Fund will cause its board of directors or board of trustees to take any necessary legal and other actions regarding the periodic review of such authorization.

d. Schwab hereby designates Correspondent as a Sub-Designee and authorizes Correspondent to receive Orders from its customers on a Fund’s behalf for purposes of Rule 22c-l under the 1940 Act, so that any such customer will receive the share price next computed by the Fund after the time at which Correspondent receives the Order from the customer, subject to the following conditions:

(1) Correspondent agrees that Orders received by Correspondent prior to the Funds’ pricing time (typically, close of the New York Stock Exchange), or such earlier time as Schwab may require to accommodate fund or operational requirements or limitations (the “Order Deadline”), on any day on which the New York Stock Exchange is open for business (a “Business Day”) will be received by Schwab on that Business Day (“Day 1”) by the time set forth in Section 4 of this Exhibit A (a “Day 1 Trade”), and Orders received by Correspondent at or after the Order Deadline Time on Day 1 will be received by Schwab on the next Business Day after Day 1 (“Day 2”) by the time set forth in Section 4 of this Exhibit A (a “Day 2 Trade”). The Order Deadline for each Fund will be set forth on the Clearing Fund List, which may be amended by Schwab from time to time. Schwab shall, when practicable, provide advance notice of any change to a Fund’s Order Deadline, and shall, in any event, promptly notify Correspondent of any amendment to the Clearing Fund List.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

(2) Correspondent represents and warrants that it shall maintain an internal control structure, including operational and systems controls and written internal control procedures (collectively, “Internal Controls”), reasonably designed to (a) prevent or detect on a timely basis Orders received after the Order Deadline from being aggregated with Orders received before the Order Deadline, and (b) prevent errors that could result in late transmission of Orders to Schwab.

(3) Correspondent will, at its own expense, prior to February 28 of each year following conversion of assets under this Agreement, (A) cause an independent public accountant annually to evaluate, and prepare a written report regarding, the adequacy of Correspondent’s Internal Controls during the previous calendar year or any period thereof during which this Agreement was in effect; and (B) provide one original of such report for Schwab to copy and distribute to each Fund Company or Fund.

(4) If the report identified in subsection (3) above identifies any deficiencies in Correspondent’s Internal Controls, Correspondent shall promptly (A) take appropriate action to change or modify its Internal Controls as may be necessary to maintain their adequacy to prevent or detect on a timely basis Orders received after the Order Deadline from being aggregated with Orders received before the Order Deadline and (B) provide a written summary of the steps taken by Correspondent to remediate such deficiencies that Schwab may, at its sole discretion, copy and distribute to each Fund Company or Fund.

(5) Either party may terminate Schwab’s authorization and designation of Correspondent as a Sub-Designee upon thirty (30) days notice. As of the effective date of such termination, Orders received by Correspondent on Day 1 must be transmitted by Correspondent and received by Schwab by the Order Deadline on Day 1 to be deemed a Day 1 Trade, and Orders received by Correspondent at or after the Order Deadline on Day 1 must be transmitted by Correspondent and received by Schwab by the Order Deadline on Day 2 to be deemed a Day 2 Trade.

4. Purchase and Redemption Orders

a. Correspondent shall place all purchase orders and all redemption orders for Fund shares by electronic transmission, or another mutually agreed upon method should electronic transmission be unavailable. All purchase orders and all redemption orders for Fund shares (denominated in dollars or shares as to both purchase orders and redemption orders, and also including orders for full liquidation for redemptions) for Clearing Accounts must be received by Schwab from Correspondent by the times set forth on Exhibit E hereto for order files, or such time as shall be mutually agreed upon from time to time, on any Business Day. Schwab will use commercially reasonable efforts to place with the Funds such orders received by Schwab on the same Business Day. If Schwab notifies Correspondent of a trade reject prior to 5:00 p.m. Eastern Time on trade date, Correspondent will inform Schwab of any error or apparent error made by Schwab regarding a rejected transaction no later than 10 a.m. Eastern Time on the Business Day following Correspondent’s receipt of Schwab’s notification.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

b. Correspondent understands that certain Funds have reserved the right to suspend purchases at any time and without notice or reject any purchase order, which may include large purchase orders Correspondent has not previously communicated to and received pre-approval of a Fund. The parties agree that Schwab will not be obligated by this Agreement to execute any order refused by a Fund for whatever reason. In the event a Fund determines, based on a post trade-date review of Customer Sub-Account trade details, that a previously accepted Customer Sub-Account trade should have been rejected because it failed to comply with the terms of the Fund prospectus or other instructions provided by the Fund, Schwab will notify Correspondent of the rejection.

c. Correspondent acknowledges that a Fund may allow only certain investor segments or types (such as registered investment advisers, wrap or fee-based accounts or qualified retirement plans) (“Fund Eligible Investors”) to purchase shares of the Fund through Schwab. Any such limitations of Fund availability imposed by the Funds shall be set forth in a Clearing Fund List. In such cases, Correspondent will implement appropriate procedures and controls, and, as necessary, require Introducing Correspondents to implement such procedures and controls, to ensure that purchase orders for Fund shares are submitted only on behalf of Fund Eligible Investors.

d. Correspondent acknowledges that certain Funds or the distributor for such Funds may require a dealer, selling or similar agreement directly with each financial intermediary that makes shares of the Funds available for purchase (“Fund Intermediary Agreement”) which may include Correspondent or an Initial Correspondent. Schwab shall notify Correspondent promptly after becoming aware that a Fund requires a Fund Intermediary Agreement, and Correspondent shall as soon as reasonably possible cease placing orders for that Fund’s shares or restrict Initial Correspondents that do not have a Fund Intermediary Agreement with the Fund from placing orders for that Fund’s shares, until such time as a Fund Intermediary Agreement has been fully executed. Correspondent further acknowledges and agrees that such Funds may reject orders placed by Schwab on behalf of any financial intermediary with which it does not have a Fund Intermediary Agreement, or that is otherwise not authorized to make Fund shares available. Correspondent acknowledges that the requirements of the Fund Intermediary Agreements may be different or greater than the requirements in this Agreement, and compliance with the requirements in this Agreement does not limit or change the requirements of any Fund Intermediary Agreement.

e. Correspondent acknowledges that certain Redemption Fee Funds (as defined below) provide Schwab with applicable redemption fee rates, and Schwab agrees to provide such information to Correspondent as received from the Redemption Fee Fund. The parties shall be responsible for the calculation and collection of any applicable mutual fund redemption fees as follows:

(1) For redemptions made in Customer Sub-Accounts, except those described in Section 4.e.(2) below, Schwab shall determine whether such redemption instructions will result in redemption fees, and shall calculate and remit such fees to the Fund as such Fund requires. Notwithstanding the foregoing, Schwab will not be responsible for calculating and collecting any redemption fees on Fund shares transferred to Schwab from a Fund or a financial intermediary unless Schwab has been provided with trade information sufficient to allow Schwab to calculate and collect the fee.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

(2) Correspondent may, from time to time, identify in writing certain Customer Sub-Accounts that are maintained in connection with or on behalf of a Customer trading through Correspondent or the Initial Correspondent on an omnibus basis, such as a qualified defined contribution plan or other financial intermediary (a “Designated Sub-Account”). With respect to Designated Sub-Accounts, Correspondent or the Initial Correspondent will determine whether the redemption instructions placed through a Designated Sub-Account will result in redemption fees, and shall calculate and remit such fees in accordance with the procedures as mutually agreed upon by both parties (subject to any applicable fund requirements). The parties agree that Schwab has no responsibility or obligation to determine whether a redemption instruction placed through a Designated Sub-Account will result in redemption fees. Further, the parties agree that with respect to such Designated Sub-Accounts:

(A) Correspondent will not transmit through the Designated Sub-Accounts purchase orders for any Fund that imposes a redemption fee (a “Redemption Fee Fund”) unless Correspondent or the Initial Correspondent are able to support the imposition and processing of the redemption fee, as required by the Redemption Fee Fund and this Agreement.

(B) Correspondent acknowledges and agrees that any corrective activity related to delivery by Correspondent of incorrect redemption fee information shall be the responsibility of Correspondent, and further that Schwab will not be responsible for coordinating or implementing any corrective activity related thereto.

(C) Correspondent agrees to provide upon either Schwab’s or a Redemption Fee Fund’s reasonable request, a certification that Correspondent and each Initial Correspondent submitting redemptions on behalf of Designated Sub-Accounts have the ability to (i) determine whether any redemption instruction will result in a redemption fee, (ii) calculate the amount of the redemption fee as applicable, and (iii) process such redemption fee in accordance with this Agreement.

f. Load Fund Processing.

(1) Schwab will calculate the correct sales charge applicable to the purchase and redemption of Fund shares (including both front end sales loads and contingent deferred sales charges) in Customer Sub-Accounts in accordance with the Fund’s current prospectus. Correspondent acknowledges that Schwab may not have all relevant information necessary to calculate the correct sales charge and that Schwab’s calculation of the applicable sales charge is based solely on the trade information reflected in the Customer Sub-Accounts, or otherwise provided to Schwab by Correspondent or the Fund. Correspondent shall provide Schwab with all information of which it is aware that impacts Schwab’s calculation of the sales charge, including (1) the Customer’s social security number or tax identification number, (2) account social codes, (3) information relevant to additional positions held by a Customer, letters of intent, rights of accumulation, waivers of any sales charges and householding, and (4) upon Schwab’s request, such other information as is appropriate, consistent with industry standards and practices, to help ensure correct calculation of applicable sales charges.

(2) Correspondent represents and warrants that (i) it or an Initial Correspondent clearing transactions through it holds documentary validation for each letter of intent, right of accumulation or waiver of a sales charge transmitted as order information; (ii) it will retain such for the period required by any law, rule or regulation; and (iii) it will make such documents available to Schwab or a Fund, upon reasonable request by Schwab or a Fund.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

(3) Sales Charge Corrections and Recovery. In the event that a party notifies the other party of a failure of condition on a breakpoint discount given a Customer or a miscalculation or misapplication of a sales charge on any order, or in the event a fund requests that a sales concession be returned to the fund as may be allowed under applicable laws, rules or regulations, Correspondent agrees to return any sales concessions or other fees received by Correspondent in excess of the fees to which it would otherwise be entitled, and to work with Schwab to recover any applicable sales charge from the Customer if Customer was not entitled to a breakpoint discount or as otherwise necessary and appropriate.

5. Shareholder Information.

a. Agreement to Provide Information. Correspondent agrees to provide, upon any Fund request received by Schwab to which Schwab is unable to respond because Schwab does not possess the data needed to respond to such request, the taxpayer identification number (“TIN”), the Individual Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) that purchased, redeemed, transferred or exchanged shares of a Fund through a Clearing Account maintained by Correspondent at Schwab during the period covered by the request, and the amounts and dates of each such purchase, redemption, transfer, or exchange of shares (“Shareholder Information”).

(1) Period Covered by Request. All Fund requests for the Shareholder Information will set forth the specific period, not to exceed ninety (90) days from the date of the request, for which the information is sought. Correspondent acknowledges that the Fund may request Shareholder Information older than ninety (90) days from the date of the request as the Fund deems necessary to further investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(2) Form and Timing of Response. Correspondent agrees to transmit the Shareholder Information that is on its books and records to Schwab or the Fund as soon as reasonably practicable after Correspondent’s receipt of a request. If the requested information pertains to a shareholder investing through an account held by an Indirect Intermediary, as such term is defined in Section 5(c) below, and is not on Correspondent’s books and records, upon further request, Correspondent agrees to use reasonable efforts to: (a) promptly obtain the Shareholder Information from the Indirect Intermediary and transmit that information to Schwab or the Fund; (b) obtain assurances from the Indirect Intermediary that the Shareholder Information will be provided directly and promptly to the Fund; or (c) if the Shareholder Information cannot be provided pursuant to (a) and (b) above, block further purchases and exchanges of Fund shares in the Indirect Intermediary account. Correspondent agrees to inform Schwab regarding which of the foregoing options it will follow. The requested information will be communicated to Schwab or the Fund in a format consistent with the NSCC Standardized Data Reporting Format, or in such other format as may be mutually agreed upon by the parties, or if communicated directly to the Fund, by Correspondent and the Fund. Correspondent acknowledges that if the requested information is not provided by Correspondent or the Indirect

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

Intermediary to Schwab or the Fund as required herein, Schwab may be obligated pursuant to its Shareholder Information Agreement with the Fund to block further purchases and exchanges of Fund shares in Correspondent’s clearing account(s). If the Correspondent or the Indirect Intermediary, as applicable, transmits the requested Shareholder Information directly to the Fund pursuant to this section, then Correspondent shall confirm to Schwab promptly after such transmission, in writing or in a manner mutually agreed upon by the parties, that the Fund’s request has been fulfilled.

(3) Limitations on Use of Information. Schwab, its affiliates and agents shall not, without the prior written consent of Correspondent, use the Shareholder Information received from Correspondent or any Indirect Intermediary pursuant to this section for marketing or any other purpose other than to respond to Fund requests for Shareholder Information pursuant to Schwab’s Shareholder Information Agreement with the Fund. Each party will comply with all applicable federal and state laws, rules and regulations governing the privacy and confidentiality of all Shareholder Information disclosed to it pursuant to Rule 22c-2, and will implement appropriate administrative, technical, and physical safeguards reasonably designed to (a) protect the security and confidentiality of the Shareholder Information and (b) protect against unauthorized access to or use of the Shareholder Information.

b. Agreement to Restrict Trading. Correspondent agrees to execute instructions from Schwab or a Fund to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by a Fund as having engaged in transactions of the Fund’s shares (either directly or indirectly through Correspondent’s accounts) that violate policies established or used by the Fund for the purpose of eliminating or reducing dilution of the value of the Fund’s shares. If the requested restriction pertains to a shareholder investing through an account held by an Indirect Intermediary, Correspondent will forward the instruction to restrict trading to the Indirect Intermediary, and either (a) obtain assurances from the Indirect Intermediary that it will promptly execute Schwab or the Fund’s instructions with respect to investors effecting purchases and exchanges through the Indirect Intermediary’s account, or (b) if the Indirect Intermediary cannot execute the instruction, block further purchases and exchanges of all Fund shares in the Indirect Intermediary account. Correspondent acknowledges that if it or the Indirect Intermediary cannot or does not execute instructions to restrict such shareholders identified by the Fund, (A) Schwab may be obligated pursuant to its Shareholder Information Agreement with the Fund to block further purchases and exchanges of Fund shares in Correspondent’s clearing account(s), and (B) the Fund may reject or cancel purchase or exchange orders that were subject to a restriction, in which case Schwab shall not be responsible for any losses associated with any rejected or canceled trade.

(1) Form of Instructions. Instructions to restrict or prohibit further purchases or exchanges of shares by a Shareholder will include, at a minimum, the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions will include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(2) Timing of Response. Correspondent agrees to execute, or obtain assurances that the Indirect Intermediary will execute, Schwab’s or a Fund’s instructions to restrict or prohibit purchases or exchange of shares according to the terms set forth in this Amendment as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by Correspondent.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

(3) Confirmation by Correspondent. Correspondent will provide confirmation to Schwab, in writing or in a manner mutually agreed upon by the parties, that Correspondent has, as applicable, (a) executed Schwab or a Fund’s instructions, (b) obtained assurances from the Indirect Intermediary that it has executed Schwab or a Fund’s instructions, or (c) blocked further purchases and exchanges of Fund Shares in the Indirect Intermediary’s account. Correspondent agrees to provide such confirmation as soon as reasonably practicable, but not later than ten Business Days after the instructions have been executed.

c. Definitions. Solely for purposes of this Section 5 of the Agreement:

(1) The term “Fund” shall include the fund‘s principal underwriter and transfer agent, but shall not include any “excepted funds” as defined in Rule 22c-2(b) of the 1940 Act.

(2) The term “Indirect Intermediary” shall have the same meaning as provided for in Rule 22c-2 of the 1940 Act.

(3) The term “Shareholder” means (a) the beneficial owner of Shares, whether the Shares are held by Schwab in nominee name; or (b) a retirement plan participant notwithstanding that the retirement plan may be deemed to be the beneficial owner of Shares.

(4) The term “written” includes electronic writings and facsimile transmissions.

(5) The term “purchase” does not include the automatic reinvestment of dividends.

6. Fund’s Pricing of Orders. If Orders are timely transmitted by Correspondent to Schwab in accordance with Section 4 above, Day 1 Trades will be effected by the Fund at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of the Fund’s pricing time on Day 1, and Day 2 Trades will be effected by the Fund at the Net Asset Value calculated as of the Fund’s pricing time on Day 2.

7. Settlement of Transactions

a. Schwab will send to Correspondent by electronic transmission, or another mutually agreed upon method should electronic transmission be unavailable, trade confirmation data for each day by the time(s) set forth on Exhibit E hereto. Notwithstanding the foregoing, Schwab will not send trade confirmation data for Funds that have not made the closing price of their shares for the day publicly available until such time as such Funds make such closing prices publicly available. The parties also understand and agree that settlement date for trades is typically the next Business Day following trade date (“T+l”), but that the determination as to settlement date is made by the Fund and may vary. In addition, the settlement date for redemptions may be extended by any Fund for up to seven Business Days following trade date.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

b. Schwab shall (i) transmit to Correspondent a settlement file for automated trades and automated income transactions (dividends and capital gains) on settlement date by the time(s) set forth on Exhibit E hereto, subject to system and data availability, and (ii) inform Correspondent by 11:00 A.M. Eastern Time on settlement date of the net dollar amount due from Correspondent to Schwab, if all purchases exceed all redemptions, or from Schwab to Correspondent, if all redemptions exceed all purchases. The owing party shall transmit such net amount to the other by FED wire transfer by 3:00 P.M. Eastern Time on settlement date. In the event of system outages or during times of exceedingly high volumes that may delay the delivery of the files beyond the times listed in Exhibit E, Schwab agrees to provide the files as soon as the files are available on settlement date.

(1) Wiring instructions: The net settlement amount due to either party will be wired in accordance with each party’s settlement instructions below. Changes to wiring instructions must be submitted in writing to the other party with ten (10) Business Days advance notice, unless otherwise agreed upon by the parties:

[****]

c. In the event that, for any reason, Schwab does not receive all or any portion of any net amount owed by Correspondent on a settlement date, Schwab shall allocate the dollar amount of the shortfall on a pro-rata basis to all Fund shares purchased for Correspondent for settlement on that date. Any such portion of Fund shares for which full payment has not been received by Schwab shall be considered unpaid and shall remain subject to Schwab’s lien for Unpaid Debits pursuant to Section 6 of the Clearing Agreement until Schwab has received payment in full of such shortfall. Unless otherwise agreed by Schwab, payments by Correspondent of any net amount due from Correspondent pursuant to Section 7(b) above, with respect to any subsequent settlement date shall not be attributable to the unpaid amount due from any previous settlement date.

d. Each party reserves the right to charge the other interest on any debt arising if the other fails to make timely payment as provided in this Section 6 at the Federal Funds “offered” rate for the first day, as published in The Wall Street Journal on that day; except, however, that both parties agree that Schwab shall only be obligated to pay redemption proceeds to the extent such proceeds are received from the Funds.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

e. Correspondent understands that certain Funds have reserved the right to settle large redemptions through the delivery of securities rather than with cash (“redemptions in kind”). In the event a Fund notifies Schwab that it intends to settle redemptions in kind, Schwab will immediately notify Correspondent and, upon settlement by the Fund, will deposit such securities to the Clearing Account for allocation to the appropriate Customer Sub-Account(s).

8. Account Reconciliation

a. Schwab shall transmit to Correspondent by electronic transmission a daily activity file including all orders executed in each Clearing Account the previous day, and a daily position file for all positions in the Clearing Accounts, or by another mutually agreed upon method should electronic transmission be unavailable, on each Business Day by the time(s) set forth on Exhibit E. Correspondent shall verify the information in the activity file and the position file to Schwab on the same day.

b. The parties agree to notify each other and correct any error in the Clearing Accounts upon discovery.

9. Distributions and Reorganization Activities

a. Schwab shall credit to the Clearing Accounts any distributions from a Fund, upon Schwab’s receipt thereof.

b. Schwab shall transmit to Correspondent by electronic transmission a daily distribution file which will include all distributions credited to each Clearing Account the previous day, or by another mutually agreed upon method should electronic transmission be unavailable, on each Business Day by the time(s) set forth on Exhibit E.

c. Schwab shall inform Correspondent in a timely fashion to the extent such information has been received from Funds, of the portion of each Fund‘s distributions that includes any of the following: dividends, capital gains, or reclassifications.

d. Upon notice from a Fund, Schwab shall promptly effect accounting and recordkeeping entries in the Customer Sub-Accounts to reflect mergers, splits and other reorganization activities of Funds.

10. Price and Distribution Rate Errors

a. In the event Schwab is notified by a Fund that adjustments are required to correct any error in the computation of the net asset value or public offering price of a Fund’s shares or in the distribution rate for a Fund’s shares, Schwab shall promptly communicate such Fund notification to Correspondent.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

b. If, in connection with such adjustment, Correspondent has received money in excess of that to which it is entitled for any Customer Sub-Accounts, Correspondent shall be liable to Schwab for any such amounts and shall repay such amounts to Schwab.

c. If, in connection with such adjustment, Correspondent has received shares in excess of what it is entitled to receive in any Customer Sub-Accounts, Schwab shall be entitled to debit the number of shares in any such Customer Sub-Accounts accordingly. Notwithstanding the above, if Correspondent has received shares in excess of what it is entitled to receive, and there are not sufficient shares in any affected Customer Sub-Account for Schwab to debit, Correspondent will repay such excess to Schwab. Correspondent shall be liable to Schwab for any such amounts whether or not it is able to collect such excess from its Customers, and shall repay such amounts to Schwab.

d. If adjustment is necessary to correct an error that has caused Correspondent to receive less shares or money than that to which Correspondent is entitled in the Clearing Accounts, Schwab shall, as appropriate, make any and all adjustments to the number of shares in the Clearing Accounts and/or distribute to Correspondent any and all amounts of the underpayment, but only to the extent the Fund has appropriately credited shares and/or distributed dollars to Schwab.

11. Transfer of Accounts

a. Schwab and Correspondent agree to support the Depository Trust and Clearing Corporation (“DTCC”) functionality that allows a profile to be set up at DTCC that overrides Correspondent’s dealer number with Schwab’s dealer number when NSCC’s Automated Customer Account Transfer Services (“ACATS”) registration records are sent to the Funds. Each party will bear its own expenses in connection with the development, testing, and use of any proprietary systems necessary to support the DTCC functionality.

(1) Schwab will provide Correspondent with fund account information to enable Correspondent to reference Schwab’s fund account numbers in the ACATS registration files.

(2) Schwab agrees to allow Correspondent’s ACATS transfers to be transferred directly to or from Schwab’s fund accounts.

(3) Correspondent agrees to instruct DTCC to deliver a copy of the Mutual Funds Statistics File to Schwab (via dual destination file set up with DTCC) to provide Schwab notification of all ACATS transfers processing in or out of Schwab’s house accounts for purposes of promptly posting transactions to Clearing Accounts.

b. Schwab agrees to accept shares directly into its omnibus accounts at the Funds, resulting from transfers from third parties to Correspondent. Schwab will credit such shares to the appropriate Clearing Account designated by Correspondent only when the transfer to Schwab’s omnibus account on the Fund’s records is completed and Schwab is notified of the transfer. Correspondent agrees to (i) notify Schwab of the pending transfer and (ii) notify Schwab of the completed transfer, each by a mutually agreed upon method. The parties understand and agree that Correspondent is fully responsible for, and Schwab shall have no responsibility for, accomplishing any such transfer from a third party broker or other financial institution to Schwab’s omnibus account on the Fund’s records.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

c. Correspondent represents and warrants that for each transfer and liquidation transfer it initiates pursuant to this Section 11, it or the applicable Initial Correspondent holds each underlying instruction for re-registration or liquidation signed by its customer. Transfer forms will be signature guaranteed by Correspondent and the successor custodian pursuant to the Securities Transfer Agents Medallion Signature Program. All transfers for qualified accounts will be accepted via authorized signature of successor custodian.

d. Schwab will inform Correspondent of the completion of each transfer.

e. With respect to transfers processed after record date but prior to payable date, Schwab will credit to the Clearing Account all accrued dividends upon receipt from a Fund. Schwab will work with the Funds to ensure that all accrued dividends are collected and credited to Schwab so that such dividends are appropriately credited by Schwab to the Clearing Account.

f. Correspondent acknowledges that, to complete a transfer, Correspondent may be required by a Fund to provide to Schwab or the Fund the Customer’ s name, address, social security number, and any other Customer information requested by the Fund.

12. Shareholder Communication

Correspondent shall, or as appropriate, shall cause Initial Correspondent to:

a. Obtain and deliver to Customers any prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund;

b. Deliver proxy solicitation materials to its Customers. In any proxy solicitation made to Schwab as record holder of Fund shares in the Clearing Accounts, Schwab or its agent will promptly forward proxy solicitation materials to Correspondent and will refrain from voting any such Fund’ s shares held by Customers. Correspondent, and not Schwab, shall be responsible for determining whether to vote such shares;

c. Respond to Customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates;

d. Provide cost basis reporting to Customers as required by U.S. law or regulation for Fund shares purchased by Customers;

e. Communicate any Fund mergers, splits or other reorganization activities to Customers; and

f. Prepare and file with the appropriate government agencies such information, returns and reports as are required to be so filed under applicable federal or state law, rule or regulation to report (i) dividends and other distributions made to Customers, (ii) amounts withheld on dividends and other distributions and payments to Customers, and (iii) gross proceeds of sales transactions made by Customers.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

13. Systems or Services Modifications

a. Correspondent may request systems or services modifications by:

(1) Submitting a written requirements documentation to Schwab which will include the following elements: background, priority (High, Medium, Low), detailed enhancement description, expected results/deliverable, scope (in and out), timing required, interface additions/changes (if applicable), screen additions/changes (if applicable), other processing/calculation additions/changes (if applicable), and any issues. Schwab will respond to Correspondent with a written description of programs affected and anticipated people hours, a cost estimate, and a proposed delivery date. Correspondent will advise Schwab in writing whether it agrees to the costs and delivery date for the systems or services modification; or

(2) Agreeing in writing to the costs and delivery date for a systems modification for which Schwab has submitted to Correspondent a written requirements documentation which will include the following elements: background, detailed enhancement description, expected results/deliverable, scope (in and out), interface additions/changes (if applicable), screen additions/changes (if applicable), other processing/calculation additions/changes (if applicable), programs affected, anticipated people hours, a cost estimate, and a proposed delivery date.

b. If Schwab makes system or services modifications which Correspondent has not requested by one of the above methods, Correspondent shall have no obligation to make any payment for the costs of such modifications, but shall be required to cooperate with Schwab in the implementation of the modifications in the manner set forth in this Section 13 in the same manner as for Correspondent requested modifications under Section 13.a. of this Exhibit.

c. Correspondent and Schwab agree to cooperate in a commercially reasonable manner with one another, including making themselves available for joint systems testing, in any development, implementation, enhancement, conversion or other modification of Schwab’ s processing or comparable systems which are consistent with requests made by Correspondent for system or services enhancements or which are consistent with system changes that will enhance operating efficiencies or capabilities as agreed by Correspondent.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

EXHIBIT B

FEE SCHEDULE

1.

Definitions. For purposes of this Exhibit B, the following definitions apply. Capitalized terms not defined in this Exhibit B have the meaning ascribed to them in the body of this Agreement. A share class of the Funds might fall within more than one definition below (for example, A shares made available both load waived and also with a load). With respect to share classes that meet more than one definition, the shares of such Fund shall be segregated by Schwab such that the fee arrangements applicable to each definition below shall be calculated only with respect to those shares of the Fund meeting such definition, and not with respect to the entire share class

1.1

“NTF Funds” are those Funds (a) that do not charge a front-end or back-end (e.g., contingent deferred) sales load, or that waive such sales load; (b) from which Schwab receives an asset-based service fee from the Fund or its affiliates for providing certain recordkeeping, shareholder, and other administrative services; and (c) shares of which Schwab makes available to its own brokerage customers without a transaction fee.

1.2

“TF Funds” are those Funds that (a) do not charge a front-end or back-end (e.g., contingent deferred) sales load, or that waive such sales load; and (b) that are not made available without a transaction fee (i.e., non-NTF) to Schwab’s brokerage customers.

1.3.

“Load Funds” are those Funds (a) that charge a front-end or back-end (e.g., contingent deferred) sales load; and (b) that are made available through Schwab and held in an omnibus account in Schwab’s name under a Load Fund Operating Agreement, or substantially similar agreement.

a). A “Revenue Load Fund” is a Load Fund held in an omnibus account in Schwab’s name under a Load Fund Operating Agreement, or substantially similar agreement, and from which Schwab receives a per position fee or asset-based fee for the services provided by Schwab.

(b). A “Non-Revenue Load Fund” is any other Load Fund.

2.	Clearing and Processing Fees. The fees set forth in this Section shall be called collectively the “Clearing and Processing Fee”.

2.1

Calculation of the Per Position Clearing Fee. Correspondent shall pay to Schwab a per position based fee on the Positions (defined below) held in Customer Sub-Accounts for all services and processing performed by Schwab with respect to positions in “TF Funds” and “Non-Revenue Load Funds” (the “Per Position Clearing Fee”) as follows:

[****]

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

2.1.1. “Position” shall mean any balance greater than zero in any Customer Sub-Account at the end of the monthly billing period.

2.1.2. Payment of the Per Position Clearing Fee. The Per Position Clearing Fee shall be computed monthly by Schwab, and any undisputed amount will be paid by Correspondent through the net daily settlement process promptly upon receipt of the monthly notice from Schwab setting forth the amount of the Per Position Clearing Fee. The parties agree to work in good faith to resolve the disputed amount of the Per Position Clearing Fee prior to the generation of the next monthly invoice, and Correspondent will pay such fee promptly upon resolution.

2.2 In addition to the Per Position Clearing Fee above, and as partial payment for the clearing and processing services that Schwab provides to NTF Funds and Revenue Load Funds, Schwab will retain certain asset-based service fees it receives from the funds as further set forth in Sections 3 and 4 below.

3.	Sales and Service Fees Payable to Correspondent

3.1. Periodic Shareholder Services Fee. Schwab shall pay to Correspondent a fee for recordkeeping, shareholder communication and other administrative services (“Shareholder Services Fee”) rendered to Customers by Correspondent in connection with shares of NTF Funds, and Load Funds. Notwithstanding the foregoing, Correspondent is eligible to receive a Shareholder Service Fee only if the Correspondent meets the Shareholder Service Fee Threshold as defined in Section 4 below. Schwab shall pay to Correspondent Shareholder Services Fees received from a Fund that correspond to and have been paid by the Fund on assets held in Correspondent’s Clearing Account(s). The Shareholder Services Fee payable to Correspondent shall be calculated as follows:

3.1.1. No Transaction Fee Funds. With respect to NTF Funds, the Shareholder Services fee paid by Schwab to Correspondent, if any, will be calculated based on the asset-based fee rate applicable to the NTF Fund, as set forth in the table below, multiplied by the average daily value of the NTF Funds held in Correspondent’s Clearing Account(s) during the month (the “NTF Fee”). The NTF Fee shall be computed monthly and paid monthly, in arrears, through the net daily settlement process.

[****]

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

3.1.2 Load Funds. With respect to Load Funds that charge a front-end or back-end (e.g., contingent deferred) sales load that are made available through Schwab and held in an omnibus account under a Load Fund Operating Agreement, or substantively similar agreement, and from which Schwab receives a per position fee or asset-based fee (not to include a Rule 12b-1 Fee as defined in Section 3.2 below) under the Load Fund Operating Agreement for providing Shareholder Services, Schwab will pay to Correspondent the following Shareholder Services fee based on the total number of Load Fund positions that Correspondent maintains in the Clearing Accounts on the last day of the quarter as set forth in the table below (the “Load Fund Per Position Fee”). Correspondent is eligible to receive the Load Fund Per Position Fee only if the Correspondent meets the Shareholder Service Fee Threshold as defined in Section 4 below. The Load Fund Per Position Fee, if any, shall be computed monthly and paid monthly, in arrears, by FED wire transfer.

Number of positions	Load Fund Per Position Fee (expressed as dollars per annum)
[****]	$	[	****]
[****]	$	[	****]
[****]	$	[	****]
[****]	$	[	****]
[****]	$	[	****]

3.2 Rule 12b-1 Fees. If Schwab has an agreement with a Fund pursuant to which it receives Rule 12b-1 fees for services provided in connection with Fund shares (and such payments are not remitted to Correspondent as part of payments made pursuant to Sections 3.1 above), Schwab will remit to Correspondent those 12b-1 fee payments received with respect to shares of the Funds cleared by Schwab and held in Customer Sub-Accounts (the “Rule 12b-l Fee”). The Rule 12b-1 Fee shall be computed in accordance with the time period designated by the applicable Fund, as set forth in the prospectus. Schwab shall pay any 12b-1 fees received by it and due Correspondent by the end of the same calendar month that the fees are received by Schwab from the Fund.

4.	Shareholder Service Fee Threshold

Solely in relation to the payment of Shareholder Service Fees to Correspondent and as part of the consideration for the clearing services provided by Schwab under this Agreement, Correspondent shall be subject to a minimum assets cleared threshold. Correspondent acknowledges that should Correspondent’s

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

aggregate market value of assets held and cleared pursuant to this Agreement fall below $400 million (“Shareholder Service Fee Threshold”) on the last day of a month during the Term of this Agreement, Schwab will retain all Shareholder Servicing Fees (which includes the NTF Fee and Load Fund Per Position Fee), due and payable to Correspondent for the recently completed month. Schwab will calculate the Shareholder Service Fee Threshold at the end of each month. For the avoidance of doubt, if at the end of a month and each month subsequent to falling below Shareholder Service Fee Threshold, it is determined that Correspondent’s assets held and cleared under this Agreement exceeds Shareholder Service Fee Threshold, Correspondent will resume receiving Shareholder Servicing Fees pursuant to Section 3.1 above.

5.	Trade Corrections.

4.1 Transactions. Each trade and trade correction for a Customer Sub-Account is deemed conclusively under this Section 4 to be a separate transaction, except that a cancel/rebill will be treated as a single transaction, an exchange will be treated as two transactions, and a cancel/rebill of an exchange will be treated as two transactions.

5.2 Error Rate Limitation. Correspondent will not be charged for any trade correction (as defined in section 5.1 above) that is subsequently corrected by Schwab up to 3% of the total transactions processed in a calendar month.

5.3 Charge for Trade Corrections. Correspondent will pay to Schwab a charge of $10 per trade connection requested by Correspondent, and subsequently processed by Schwab, above the 3% error rate limitation set forth in section 5.2.

5.4. Gain/Loss Revenue from Trade Error Processing: Schwab shall account for the gains and losses realized as a result of trade errors, as of trades, cancels, and rebills and/or any other connective action Schwab is required to take on behalf of Correspondent, and will net these amounts monthly and settle the net with Correspondent no less frequently than weekly. Notwithstanding the foregoing, in an instance of a Correspondent’s error that involves a reclaim of a redemption fee from the fund, Schwab will use best efforts to collect those fees and remit to Correspondent.

5.5 Exclusions. Notwithstanding the above, Schwab agrees that transactions which are either (i) “as of’s” which are not either cancel/rebills or trade error related; (ii) transmission errors generated by the Correspondent’s system, (iii) mass transmission errors, or (iv) caused by Schwab’s error are excluded from operations of this Section 5.

6.	Implementation and Conversion Costs

Each party shall bear its own costs associated with the Initial Conversion of Correspondent assets and positions to the Clearing Accounts, including, but not limited to, customized system developments, testing with respect to the services performed under this Agreement, and testing file transmissions and data integrity. Thereafter, each party shall bear its own costs associated with any subsequent conversions of Correspondent Customer assets or positions to the Clearing Accounts, provided, however, that Correspondent will pay the reasonable costs associated with any subsequent conversions (i) for which Schwab does not receive mutually agreed upon reasonable notice, (ii) that require special, unusual, or enhanced systems programming or support, or (iii) that require increased staff to timely effect the conversion.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

7.	Fund Additions

When it becomes necessary for Correspondent to request that a Fund be added to Schwab’s platform, then Correspondent should request the fund add with Schwab, providing Schwab with pertinent details such as priority and anticipated assets to be purchased or transferred into the Fund.

Schwab will pursue the fund addition with the fund company assuming the Fund is operationally consistent with Schwab processing standards. The Correspondent will be responsible for the cost associated with adding the Fund on Schwab’s brokerage system. The rates for adding new Fund families and Funds in existing families are as follows:

[****]

8.	Transaction and Data Communication Lines Between Correspondent and Schwab.

Correspondent will pay for any installation(s) and set-up(s) of dedicated telecommunications line(s) and/or expanded capacity of dedicated telecommunication line(s), as well as any backup telecommunications line(s) and/or backup capacity, between Correspondent and Schwab. The establishment cost and ongoing maintenance cost of these communication lines and capacity will be paid solely by Correspondent, and Schwab agrees to cooperate with Correspondent in Correspondent’s establishment and ongoing maintenance of these telecommunications lines.

9.	Reporting Data

8.1 Costs of Correspondent Requested Reporting. Schwab will respond to reasonable requests to create and run management reports for Correspondent for Correspondent’ s internal use in connection with the services provided to Correspondent under this Agreement. Correspondent will pay Schwab such costs as Schwab identifies to Correspondent in advance of incurring them as costs of additional programming required to run any of these management reports.

10.	Correspondent Requested System Modifications

All costs of system modifications requested by Correspondent to be performed by Schwab will be paid for by Correspondent.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

11.	Correspondent Requested Projects

Correspondent may request Schwab to perform special projects for Correspondent. Upon receipt of Correspondent’s request, Schwab will as soon as reasonably practicable provide to Correspondent an estimate price for performing the special project, which, if approved by Correspondent, will be paid in a manner and at a time mutually agreed upon by the parties. If such project exceeds the estimated price, Schwab will provide Correspondent with a written adjustment to the price for Correspondent’s approval.

12.	Other Fees

Correspondent shall pay or reimburse Schwab for any reasonable out-of-pocket expenses, including travel, lodging, meal and other travel related expenses incurred by Schwab in connection with the performance of Services by Schwab employees on-site at Correspondent facilities.

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

EXHIBIT C

[BANK LETTERHEAD]

BANK SWIFT:
TELEX:
FAX:
PHONE:
Irrevocable Standby Letter of Credit No.
Beneficiary:	Applicant:
CHARLES SCHWAB & CO., INC.
SCHWAB BUILDING
211 MAIN STREET
SAN FRANCISCO, CA 94105
AMOUNT: USD
EXPIRY:

To Whom It May Concern:

We hereby establish our Irrevocable Standby Letter of Credit No.                  in your favor for account of Applicant listed above for a sum or sums not exceeding a total of United States Dollars                  available by your draft(s) on [Bank] at sight accompanied by the following signed statement:

“We hereby certify that          has failed to comply with the terms and conditions of the Clearing Agreement between Charles Schwab & Co., Inc., and          made as of         , and that Unpaid Debits, as defined therein, currently exist.”

Partial drawings are permitted.

It is a condition of this Credit that it shall be automatically renewed for additional periods of one (1) year from the present or each future expiration date, unless at least 60 days prior to such date we notify you in writing that we elect not to renew this Credit for such additional period.

All drafts drawn under this Credit must contain the clause “Drawn under [Bank] Letter of Credit No. [                ] dated [                ] and drawings under this credit must be endorsed on the reverse hereof by us .

Except so far as otherwise expressly stated this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

We hereby engage with the drawers, endorsers and bona fide holders of drafts drawn under and in compliance with the terms of this Credit that the same shall be duly honored on due presentation and delivery of documents as specified to [Bank] on or before                  or any automatically extended expiry date.

C-1

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

Payment will be made one business day after receipt of your documents in Fed Funds to any account that you may wish to specify.

(Authorized Signature)

C-2

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

EXHIBIT D

List of Excluded Countries under Section 2(c) of Exhibit A to the Agreement

Cuba

Iran

Sudan

Syria

North Korea

In addition to the countries listed above, this list will automatically include any additional country in which transactions by U.S. firms have been prohibited by the Office of Foreign Asset Control, an office of the U.S. Treasury Department as of the Effective Date of the Clearing Agreement. This list of Excluded Countries may be amended from time to time.

D-1

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

Exhibit E – File Transmission Matrix

File ID	Originator	Destination	Frequency	Description	Delivery Time (EST)

PXC4D001	CORR	SCH	Daily	Order and Registrations 1 of 4	12:00 PM

PXC4D002	CORR	SCH	Daily	Order and Registrations 2 of 4	2:00 PM

PXC4D003	CORR	SCH	Daily	Order and Registrations 3 of 4	3:00 PM

PXC4D004	CORR	SCH	Daily	Order and Registrations 4 of 4	4:05 PM

PXC4D008	SCH	CORR	Daily	Order Rejects 1 of 4	Within 15 min of order file receipt

PXC4D009	SCH	CORR	Daily	Order Rejects 2 of 4	Within 15 min of order file

PXC4D010	SCH	CORR	Daily	Order Rejects 3 of 4	Within 15 min of order file

PXC4D012	SCH	CORR	Daily	Order Rejects 4 of 4	Within 15 min of order file

PXC4D007	CORR	SCH	Daily	Account Maintenance	4:30 PM

PXC4DMLD	CORR	SCH	Daily	Master Ledger Update	4:00 PM

PXC4D032	CORR	SCH	Weekly	Global Branch/Rep Update	4:00 PM, Friday

PXC4D017	SCH	CORR	Daily	Confirmations	6:00 AM

PXC4D018	SCH	CORR	Daily	Trade Settlement	6:00 AM

PXC4D019	SCH	CORR	Daily	Daily Activity	6:00 AM

PXC4D020	SCH	CORR	Daily	Dividend Activity	6:00 AM

PXC4D021	SCH	CORR	Daily	Positions	6:00 AM

PXC4D025	SCH	CORR	Daily	Account Maintenance Acknowledge	6:00 AM

PXC4D030	SCH	CORR	Daily	Early Confirmations	8:00 PM

PXC4D031	SCH	CORR	Daily	Dividend Settlement	6:00 AM

PXC4D091	SCH	SCH	Daily	CSTOA Input	8:00 AM

PXC4M041	SCH	CORR	Daily	Commission Settlement	4:00 PM

PXC4DDBD	SCH	CORR	Monthly	Payment Detail	4:00 PM

PXCDDCNV	CORR	SCH	Ad hoc	CNV Position	Adhoc

E-1

APEX Clearing Corporation.
Full Service-Omnibus	Execution Copy

EXHIBIT F

Initial Correspondents

Name of Initial Correspondent	CRD number (if applicable)
[****]	[****]

F-1

APEX Clearing Corporation
Full Service-Omnibus	Execution Copy

Exhibit G – List of Authorized Persons

Name	Title
[****]	[****]

G-1

APEX Clearing Corporation

Full Service-Omnibus

Exhibit H – Sample Risk Account Application

Risk Account Application	charles SCHWAB
www.schwab.com 1-800-435-4000 (inside the U.S.) +1-415-667-5009 (outside the U.S.) 1-888-686-6916 (multilingual services) Page 1 of 8

This Risk Account Application shall be used to apply for a Risk Account at Charles Schwab & Co., Inc. (“Schwab”) in connection with the terms and conditions set forth in the Clearing Agreement entered into with Schwab on                             20        .

•

The assets deposited into this Risk Account are pledged to Schwab pursuant to the terms and conditions set forth in the Clearing Agreement. The assets in the Risk Account cannot be used to purchase securities other than those securities specified in the Clearing Agreement. Option, margin, and short trading are not available from funds in the Risk Account.

•

A minimum of two signatures of corporate officers is required to open a Risk Account. One signature must be from the Chairman of the Board, the President, or any Vice President; the second signature must be from the Secretary, any Assistant Secretary, the Chief Financial Officer, the Treasurer. or any Assistant Treasurer.

1. Required Information About the Corporation

Schwab will use the information you provide to open and service your account, communicate with you, and provide information about products and services. Read about Schwab’s privacy policy at www.schwab.com/privacy. As required by law, Schwab will use the information provided to verify the identity of the Corporation, its Authorized Individuals and its Control Persons. By signing this Application, you agree that Schwab is authorized to inquire as to the creditworthiness of the Corporation and any authorized agent associated with the Account.

Type of Organization/Federal Tax Classification (Required—select only one.) ☐ C Corporation ☐ S Corporation
Name of Corporation {as shown on the Charter or other legal document creating the Corporation) (hereinafter referred to as the “corporation”)			Corporation Tax ID Number
If Corporation is known by another name, enter name:			Telephone Number ( )
Corporation Street Address (no P.O. bales)		City	State	Zip Code
Mailing Address [if different from above: P.O. boxes may be used ]		City	State	Zip Code
Country of Incorporation	State of Incorporation	Date of Incorporation (mm/dd/yyyy)	Corporation’s URL Address

2. Required Information About the Corporation’s Primary Business or Professional Activity

A.

To properly categorize and serve your Corporation, we need to .know the type of activity in which it is engaged. Please provide the six-digit North American Industrial Classification System (NAICS) code that best describes your business {if you don’t know the Corporation’s NAICS code, you can look it up at www.naics.com).

3. Required Senior Foreign Political Figure Questions

A.

Is any director, executive officer, ≥ 10% beneficial owner, or Authorized Individual a current or former senior foreign political figure in the executive, legislative, administrative, military or judicial branch of any non-U.S. government or political party or an enterprise owned by a non-U.S. government?

☐No ☐Yes (If “yes” enter the individual’s name, the country and the position held, and complete Section 6 .)

Name (First)	(Middle)	(Last)
Country	Position

H-1

APEX Clearing Corporation

Full Service-Omnibus

3. Required Senior Foreign Political Figure Questions (Continued)

B.

Is any director, executive officer, ≥ 10% beneficial owner, or Authorized Individual an immediate family member (sibling, parent, spouse, child, in-law) or close associate of a current or former senior foreign political figure of a non· U.S. government, or is this entity being established for, or controlled by, the same?

☐ No	☐ Yes(if “yes,” enter the individual’s name, his or her relationship to the senior foreign political figure, the country and the position held, and complete Section 6.)

Name (First)	(Middle)	(Last)
Relationship	Country	Position

4. Required Authorized Individuals: Corporate Directors, Officers, Employees and Agents

A.	Does your firm qualify as a Covered Financial Institution (CFl), as per the PATRIOT Act definition?

☐ No	☐ Yes	(If “yes,” please attach your firm’s standard CFl Letter, also known as an Anti-Money Laundering (AML) Comfort Letter. Schwab may rely on this letter in lieu of verifying the identity and creditworthiness of any Authorized Individuals or Control Persons provided in Sections 4 and 5. If “no complete Sections 4 and 5.)

The CFI Letter should be signed by the Compliance Officer or AML Officer and should:

•	State that the firm is regulated by a “federal functional regulator” and specify which one (e.g., the Securities and Exchange Commission, Options Clearing Corporation, Federal Reserve, etc.)

•	State that tile firm has a comprehensive AML/Office of Foreign Assets Control (OFAC) program in place

•	State that the firm is in compliance with all AML/OFAC laws and regulations

•	List full names of all Authorized Individuals or Control Persons or attach a Corporate Resolution to the CFl Letter

B.

Please complete this section for each individual director, officer, employee or agent of the Corporation who is authorized by the Corporation to transact business with Schwab in the Risk Account on behalf of the Corporation.

C.	Schwab will have no obligation of inquiry with respect to the validity of, or authority with respect to, any transaction or instruction provided by an Authorized Individual.

Primary Authorized Individual

This is the individual to whom electronic correspondence, statements, confirmations and notices will be addressed.

Title or Capacity of individual (Select all that apply)
☐ Director ☐ President ☐ Vice President ☐ CEO ☐ Treasurer ☐ Secretary ☐ Other: ☐ > 10% Beneficial Owner
Name (First)	(Middle)		(last)
Home Street Address {no P.O. boxes)		City	State	Zip Code
Mailing Address (if different from above; P.O. boxes may be used)		City	State	Zip Code
Home Telephone Number ( )	Business Telephone Number ( )	Mobile Telephone Number ( )
Social Security Number		Date of Birth {mm/dd/yyyy)
Country(ies) of Citizenship (Must list all) ☐ USA ☐ Other:		Country of Legal Residence ☐ USA ☐ Other:
ID Number and Type ☐ Passport ☐ Driver’s license ☐ Gov’t Issued ID
Country or State of lssuance		Expiration Date (mm/dd/yyyy)
Employment Status {Select only one.) ☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed
Employer Name		Occupation/Position
Employer Address	City	State	Zip Code

Are you affiliated with or employed by a stock exchange or member firm of an exchange or FINRA, or a municipal securities broker- dealer?

☐ No ☐ Yes (If “yes” enter company name:                                  You must attach a letter to this application that is from your employer. approving the establishment of this Account.)

Are you a director, 10% shareholder or policy-making officer of a publicly held company? ☐ No ☐ Yes (If “yes” enter company name: and trading symbol: .)
Investment Knowledge (Select only one.) ☐ None ☐ limited ☐ Good ☐ Extensive

H-2